      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1999
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        ADVANTA BUSINESS SERVICES CORP.
                  (SPONSOR OF THE SECURITIES DESCRIBED HEREIN)

                     ADVANTA LEASING RECEIVABLES CORP. VIII
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 NEVADA                                    6189                                 52-217-0910
      (STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                          639 ISBELL ROAD, SUITE 390-A
                               RENO, NEVADA 89509
                                 (775) 823-3080
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   PRINCIPAL EXECUTIVE OFFICES OF REGISTRANT)

                      ADVANTA LEASING RECEIVABLES CORP. IX
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 NEVADA                                    6189                                 52-217-0234
      (STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                                                     639 ISBELL ROAD,
                                                       SUITE 390-B
                                                    RENO, NEVADA 89509
                                                      (775) 823-3016
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES OF REGISTRANT)

                                                    COLE SILVER, ESQ.
                                           C/O ADVANTA BUSINESS SERVICES CORP.
                                                   1020 LAUREL OAK ROAD
                                                VOORHEES, NEW JERSEY 08043
                                                      (609) 782-7300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                             CAMERON L. COWAN, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                              3050 K STREET, N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 339-8488

    Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM         PROPOSED
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE     MAXIMUM AGGREGATE        AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED          PER UNIT(1)       OFFERING PRICE(1)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Equipment Receivables Asset-Backed Notes,
  Series 1999-1, Class A, Class B and Class
  C..........................................      $1,000,000              100%              $1,000,000              $278
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED        , 1999

PROSPECTUS

                              $

                     ADVANTA LEASING RECEIVABLES CORP. VIII
                      ADVANTA LEASING RECEIVABLES CORP. IX
                                    ISSUERS
                        ADVANTA BUSINESS SERVICES CORP.
                            ORIGINATOR AND SERVICER

            EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 1999-1

 CONSIDER CAREFULLY THE RISK
 FACTORS BEGINNING ON PAGE 6
 IN THIS PROSPECTUS.

 A note is not a deposit and
 neither the notes nor the
 underlying contracts or
 receivables are insured or
 guaranteed by any
 governmental agency.

 The notes offered in this
 prospectus are obligations
 of the issuers only. They
 are payable only from a
 limited pool of assets. The
 notes are not obligations
 of Advanta Business
 Services Corp., Advanta
 Corp. or any of their
 affiliates.

                                                                         ORIGINAL
                                                                         PRINCIPAL   PRICE TO   UNDERWRITING   PROCEEDS
                                                              INTEREST    AMOUNT      PUBLIC      DISCOUNT     TO ISSUER
                                       CLASS                    RATE     PER CLASS   PER NOTE     PER NOTE     PER NOTE
                                       -----                  --------   ---------   --------   ------------   ---------
                                       A....................       %     $                %            %       $
                                       B....................       %     $                %            %       $
                                       C....................       %     $                %            %       $

                           The total price to public is $            , the total
                           amount of the underwriting discount is $          ,
                           and the total amount of proceeds plus accrued interest and before deduction of expenses is
                           $          .

                           CREDIT ENHANCEMENT

                           - Subordination of the Class B notes provides credit
                             enhancement for the Class A notes.

                            - Subordination of the Class C notes provides credit
                              enhancement for the Class A and Class B notes.

                            - The issuers also are issuing $            of Class
                              D asset-backed notes. The Class D notes are subordinated to, and provide credit enhancement for, the Class A, Class B and Class C notes.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CLASS A NOTES, THE CLASS B NOTES OR THE CLASS C NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       UNDERWRITERS OF THE CLASS A NOTES

               UNDERWRITERS OF THE CLASS B AND THE CLASS C NOTES

                                           , 1999

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Prospectus Summary.....................    1
  Issuers..............................    1
  Limited Obligations..................    1
  Originator and Servicer..............    1
  Trustee..............................    1
  The Pledged Assets...................    1
  The Contracts........................    1
  The Notes............................    2
  Payment Date.........................    2
  Issuance Date........................    2
  Interest Payments....................    2
  Principal Payments...................    3
  Final Scheduled Payment Dates........    3
  Subordination........................    3
  Residual Receipts....................    3
  Residual Account.....................    3
  Reserve Account......................    4
  Collections by the Servicer..........    4
  Flow of Funds........................    4
  Optional Redemption..................    4
  Federal Income Tax Status............    4
  ERISA Considerations.................    5
  Ratings..............................    5
Risk Factors...........................    6
Introduction...........................   12
The Issuers............................   12
Management's Discussion and Analysis of
  Financial Condition..................   12
Directors and Executive Officers of the
  Issuers..............................   13
Use of Proceeds........................   14
The Trustee............................   14
The Pledged Assets.....................   15
Advanta Business Services's
  Underwriting, Origination and
  Servicing Practices..................   17

                                         PAGE
                                         ----
Modifications and Sale and Re-leasing
  of Assets............................   21
Statistical Information................   21
Servicing Portfolio Delinquency and
  Default Information..................   24
Description of the Notes...............   25
Prepayment and Yield Considerations....   42
Legal Matters Affecting the
  Receivables..........................   45
Federal Income Tax Consequences........   46
State Tax Consequences.................   49
ERISA Considerations...................   49
Underwriting...........................   51
Ratings of the Offered Notes...........   52
Experts................................   53
Legal Matters..........................   53
Reports to Noteholders.................   53
Where You Can Find More Information....   53
Index of Terms.........................   54
Appendix A: Global Clearance,
  Settlement and Tax Documentation
  Procedures...........................  A-1
Appendix B: Report of Independent
  Accountants for Advanta Leasing
  Receivables Corp. VIII...............  B-1
Appendix C: Financial Statements of
  Advanta Leasing Receivables Corp.
  VIII.................................  C-1
Appendix D: Notes to Advanta Leasing
  Receivables Corp. VIII Financial
  Statements...........................  D-1
Appendix E: Report of Independent
  Accountants for Advanta Leasing
  Receivables Corp. IX.................  E-1
Appendix F: Financial Statements of
  Advanta Leasing Receivables Corp.
  IX...................................  F-1
Appendix G: Notes to Advanta Leasing
  Receivables Corp. IX Financial
  Statements...........................  G-1

     The Underwriters may engage in transactions that stabilize, maintain, or in some way affect the price of the notes. These types of transactions may include stabilizing, the purchase of notes to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting."

     If you have received a copy of this prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from Advanta Business Services Corp. or an underwriter by asking for it.

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO MAKE YOUR INVESTMENT DECISION. IT PROVIDES GENERAL, SIMPLIFIED DESCRIPTIONS OF CALCULATIONS, CASH FLOWS AND OTHER MATTERS THAT, IN SOME CASES, ARE HIGHLY TECHNICAL AND COMPLEX. MORE DETAIL IS PROVIDED IN OTHER SECTIONS OF THIS PROSPECTUS.

TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, CAREFULLY READ THIS ENTIRE DOCUMENT.

ISSUERS

Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX will issue the notes and will be joint and several obligors on the notes.

Advanta Leasing Receivables Corp. VIII is a Nevada corporation. Its principal place of business is 639 Isbell Road, Suite 390-A, Reno, Nevada 89509. Its telephone number is (775) 823-3080.

Advanta Leasing Receivables Corp. IX is a Nevada corporation. Its principal place of business is 639 Isbell Road, Suite 390-B, Reno, Nevada 89509. Its telephone number is (775) 823-3016.

Each of the issuers is a newly created special purpose corporation.

LIMITED OBLIGATIONS

Our obligation to pay the notes is limited to a specific source of funds. We will pay the notes only from payments received on the contracts and security provided for the contracts. The contracts will be equipment leases and loan agreements. We will identify all of the contracts at the time we issue the notes.

ORIGINATOR AND SERVICER

Advanta Business Services Corp. originated or acquired the contracts. Advanta Business Services will transfer the contracts to Advanta Leasing Receivables Corp. IX. Advanta Business Services will transfer the residual interests in the equipment to Advanta Leasing Receivables Corp. VIII.

Advanta Business Services or its successor will service the contracts for the issuers. The servicer will collect payments on the contracts and enforce defaulted contracts when necessary. The servicer may, but is not required to, make advances to cover delinquent contract payments.

Advanta Business Services is a Delaware corporation. Its principal place of business is 1020 Laurel Oak Road, Voorhees, New Jersey 08043. Its telephone number is (609) 782-7300.

The Indenture will permit Advanta Business Services to assign its rights and obligations as servicer to any affiliate of Advanta Corp.

TRUSTEE

The trustee is Bankers Trust Company. The trustee's address is 4 Albany Street, New York, New York 10006.

THE PLEDGED ASSETS

We will pledge the contracts and all amounts due on the contracts and a limited amount of the residual interests in the equipment to secure payments on the notes. More specifically, the pledged assets will include:

     - the contracts;

     - amounts due or to become due on the contracts;

     - all collections and security associated with the contracts;

     - collections or proceeds of the contracts held by the trustee in the collection account, the reserve account and other series accounts;

     - the issuers' interest in the sale and contribution agreement;

     - rights, if any, of the issuers in the equipment (including residual interests in the equipment); and

     - any other proceeds of the Series 1999-1 contracts.

THE CONTRACTS

We will use the proceeds from the sale of the notes to buy a portfolio of contracts and the residual interests in the related equipment from Advanta Business Services.

The contracts include leases and loan agreements for a wide variety of small-ticket equipment. The equipment includes, but is not limited to, office equipment, telecommunications equipment, automotive repair equipment, surveillance equipment and furniture. The lessees or borrowers are referred to in this prospectus collectively as the users. The users are businesses and business owners throughout the United States.

The contracts which are leases are triple-net leases. This means that the lessee is required to pay all taxes, maintenance and insurance associated with the equipment. The contracts which are leases do not allow prepayment at the option of the user. The servicer may, however, allow prepayments.

Those contracts which are leases cannot be cancelled by the lessees. Payments due under the leases are unconditional obligations of the lessee without right of offset.

We will calculate the principal value of the contracts at any time by
discounting the contracts' remaining scheduled payments at a rate of      %.

The contracts we will pledge to secure the notes had the following
characteristics at             , 1999:

     - original statistical aggregate contract principal balance: $

     - original aggregate contract principal balance: $

     - number of contracts:

We expect some variance between this information and the portfolio on the day we issue the notes. The characteristics of the portfolio on the date of issuance will not vary by more than 5% from the information presented in this document.

We will make payments on the notes from collections on the contracts. Residual receipts may be available to make required payments; however, you should not rely on the sale of equipment or other residual receipts as a significant source of payment for your notes.

THE NOTES

In this document, we are offering three classes of notes:

     - [     %] Class A notes with an initial principal balance of $          ;

     - [     %] Class B notes with an initial principal balance of $          ;
       and

     - [     %] Class C notes with an initial principal balance of $          .

We also will issue $          Class D notes at the same time as the offered
notes.

We are not offering the Class D notes by this document.

The notes represent non-recourse asset-backed debt obligations of the issuers. The notes are secured by and payable only from the pledged assets.

We will issue the notes under the Advanta Business Receivables Master Facility
Agreement, dated as of             , 1999. We refer to this document in this
prospectus as the indenture. The terms of the notes will be contained in the Series 1999-1 supplement to the indenture.

The indenture allows for the issuance of series of notes in addition to Series 1999-1. If an additional series were issued, it would be payable from a separate portfolio of contracts. We do not, however, currently contemplate the issuance of any additional series under the indenture.

PAYMENT DATE

We will pay interest and principal on the offered notes on the 15th day of each month if the fifteenth is a business day. If the fifteenth is not a business day, then the payment will be on the next business day.
            , 1999 will be the first payment date.

ISSUANCE DATE

We will issue the notes on or about                            , 1999.

INTEREST PAYMENTS

Interest on the notes will accrue from one payment date to the day before the next payment date. For the first payment, interest will begin to accrue on the day we issue the notes.

The interest rate for each class of offered notes is specified in this Prospectus Summary under "The Notes."

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

PRINCIPAL PAYMENTS

We will pay monthly principal on the notes from available funds only after servicer advances are repaid and after servicing fees and interest are paid. Principal payments will be made from remaining amounts.

Monthly principal payments will be an amount equal to the decrease in the principal value of the contracts between determination dates.

We will pay principal monthly as follows:

     - the monthly Class A principal amount to the Class A notes;

     - the monthly Class B principal amount to the Class B notes; and

     - the monthly Class C principal amount to the Class C notes.

     - following the funding of the reserve account to its required level, the monthly Class D principal amount to the Class D notes.

These monthly distributions of principal to the notes are subject to targets. We refer you to "Description of the Notes -- Flow of Funds" in this prospectus for more detail on the payment of principal and interest.

FINAL SCHEDULED PAYMENT DATES

If the offered notes have not already been paid in full, we will be obligated to pay the outstanding principal amount of the Class A, Class B and Class C notes in full on the following payment dates:

CLASS                     PAYMENT DATE
-----                     ------------
A.......................
B.......................
C.......................

We expect that payment on the notes of each class will be made before the payment date set forth in the table above.

SUBORDINATION

The Class D notes will be subordinated to the Class A, Class B and Class C notes. The Class C notes will be subordinated to the Class A and Class B notes. The Class B notes will be subordinated to the Class A notes.

     - On each payment date, the trustee will use the amount available to pay interest on the Class A notes, then interest on the Class B notes, and then interest on the Class C notes; and

     - On each payment date, the trustee will use the amount available to pay principal due on the Class A notes, then principal due on the Class B notes, and then principal due on the Class C notes.

We refer you to "Description of the Notes -- Subordination Provisions" in this prospectus for a more complete description of the subordination of the Class B and Class C notes.

RESIDUAL RECEIPTS

Proceeds may be realized from the sale of the equipment following the termination of the contracts or from periodic payments made for the continued use of the equipment after the termination date of the contract. These proceeds, known as residual receipts, subject to a limit, will be deposited into the collection account, included as available funds, and used to pay the servicer or to cover payments of interest and principal to noteholders.

Under limited circumstances called residual events, the residual receipts not paid to the servicer, distributed to you or paid to the issuers will be deposited into the residual account.

Residual receipts will be included in available funds only up to the residual
cap amount. The residual cap amount is $          . Each dollar of residual
receipts collected and used to pay the servicer, to pay the holders of the offered notes or paid into the residual account is included in determining if the residual cap amount has been reached. Once the residual cap amount has been reached all residual receipts belong to the issuers free and clear.

RESIDUAL ACCOUNT

The Trustee will establish the residual account. Deposits to the residual account will not be made unless a residual event has occurred and is continuing. If a residual event occurs and is continuing deposits to the residual account will be made only in limited amounts and only after payments with a higher priority in the flow of funds are made.

During the continuation of a residual event, amounts that otherwise would be released to the issuers will be retained in the residual account for application on future payment dates.

Once the residual event ends, amounts in the residual account will be:

     - deposited into the reserve account, if the amount in the reserve account is less than the required reserve amount; or

     - released to the issuers.

RESERVE ACCOUNT

The trustee will establish a reserve account and the issuers will deposit an amount equal to % of the initial principal balance of all offered notes
(approximately $          ). The trustee will use the amounts in the reserve
account to pay the following amounts if collections on the contracts are insufficient:

     - amounts owed to the servicer;

     - interest due on the notes; and

     - principal due on the notes.

COLLECTIONS BY THE SERVICER

Advanta Business Services or its successor will service the receivables under the indenture. Advanta Business Services or any successor may be removed as servicer if an event of servicer default occurs.

The servicer manages and administers the contracts. It also enforces and makes collections on the contracts and any insurance policies and, if needed, realizes on the issuers' interest. In exchange for its services, the servicer receives a monthly servicer fee.

FLOW OF FUNDS

On each payment date, the trustee will make the following payments from the available funds in the collection account. The trustee will make payments in the following order of priority:

     - first, to the servicer to pay for any unrecoverable servicer advances;

     - then, to the servicer to pay the servicer fee along with miscellaneous amounts;

     - then, to the Class A noteholders to pay the Class A note interest and overdue interest;

     - then, to the Class B noteholders to pay the Class B note interest and overdue interest;

     - then, to the Class C noteholders to pay the Class C note interest and overdue interest;

     - then, to the Class A noteholders to pay the Class A principal payment then due and any Class A overdue principal;

     - then, to the Class B noteholders to pay the Class B principal payment then due and any Class B overdue principal;

     - then, to the Class C noteholders to pay the Class C principal payment then due and any Class C overdue principal;

     - then, to the reserve account in the amount needed to increase the amount in the reserve account to the required amount;

     - then, if a residual event has occurred and is continuing, to the residual account the lesser of (i) the available funds remaining on deposit in the collection account and (ii) the aggregate amount of residual receipts originally included in available funds for that payment date;

     - then, to the Class D noteholders to pay the Class D principal then due and the Class D overdue principal; and

     - finally, to the issuers, any remaining available funds in the collection account.

OPTIONAL REDEMPTION

The servicer has the option to direct the redemption of all remaining notes when the aggregate contract principal balance is 10% or less of the initial aggregate contract principal balance.

If a redemption occurs, you will receive a final distribution equaling the entire unpaid balance of your notes plus any accrued and unpaid interest.

FEDERAL INCOME TAX STATUS

In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the issuers, under existing law, the offered notes will be characterized as debt for federal income tax purposes. By your acceptance of an offered note, you will agree to treat your offered note as debt for federal, state and local income and franchise tax purposes. We refer you to "Federal Income Tax Consequences" in this prospectus for additional information about the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus, the notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the notes on behalf of or with plan assets of any plan should consult with its counsel regarding whether the purchase or holding of the notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or section 4975 of the Internal Revenue Code.

RATINGS

We will not issue the offered notes unless the rating agencies have assigned the following ratings (or higher) to each class of offered notes:

                       [RATING   [RATING   [RATING
CLASS                  AGENCY]   AGENCY]   AGENCY]
-----                  -------   -------   -------
A....................
B....................
C....................

The ratings may be lowered, qualified or withdrawn by the rating agencies in their discretion.

                                  RISK FACTORS

     You should carefully consider the following risk factors before deciding to invest in the notes offered by this prospectus.

YOU MAY NOT BE ABLE TO SELL
YOUR
NOTES If no public market develops, you, as a noteholder, may not be able to liquidate your investment in the notes prior to maturity. There currently is no public market for the notes, and we offer no assurance that one will develop. The underwriters expect, but are not obligated, to make a market in the notes. There is no assurance, however, that any market will be created or, if created, will continue.

PREPAYMENTS ON CONTRACTS MAY
CAUSE EARLY PAYMENT OF NOTES
AND
YOU MAY NOT BE ABLE TO
REINVEST AT
A COMPARABLE RATE                The rate of principal payments on the notes is
                                 unpredictable because it depends on, among other things, the rate of payment on the contracts. In addition to the normally scheduled payments on the contracts, payments may come earlier as a result of a number of different events, including:

                                 - prepayments permitted by the servicer;

                                 - payments resulting from contracts that are
                                   defaulted;

                                 - payments resulting from contracts accelerated
                                   by the servicer;

                                 - payments due to loss, theft, destruction or
                                   other casualty; and

                                 - payments upon repurchases by Advanta Business
                                   Services because of a breach of
                                   representations and warranties.

                                 Furthermore, the rate of early terminations of contracts due to prepayments and defaults may be influenced by a variety of economic and other factors. For example, adverse economic conditions and natural disasters such as floods, hurricanes, earthquakes and tornadoes may increase prepayments.

                                 In addition, the servicer may direct the redemption of all remaining notes on any payment date when the aggregate contract principal balance is 10% or less of the initial aggregate contract principal balance. A redemption may result in an early return of your investment. You will not receive a premium if your notes are redeemed.

                                 There can be no assurance that you will be able to reinvest any early payments at a rate of return equal to or greater than that on your offered notes.

                                 Be aware that you bear the risk of reinvesting distributions resulting from payment of the notes earlier than expected.

SUBORDINATION OF THE CLASS B
NOTES
AND CLASS C NOTES MAY RESULT
IN
LOSSES TO HOLDERS OF THE CLASS
B
NOTES AND CLASS C NOTES          Payments of interest and principal on the Class
                                 B notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A notes. Similarly, payments of interest and principal on the Class
                                 C notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A notes and the Class B notes.

                                 In each month, payments will be made only from limited available funds which include collections on the contracts, residual receipts, if available, and amounts, if any in the reserve account and residual account. If, in any month available funds are not sufficient to pay all amounts due, then Class A will be paid first, Class B second, Class C third and finally Class D. Therefore, if there are significant delinquencies or losses on the contracts, if you own a Class C note, your risk of nonpayment or late payment is greater than the risk to holders of the Class A notes and Class B notes. Likewise, if you own a Class B note, your risk of nonpayment or late payment is greater than the risk to holders of the Class A Notes.

SERVICER'S POSSESSION OF THE
CONTRACTS MAY RESULT IN
DELAYED PAYMENTS, LOSSES OR
ACCELERATED PAYMENTS             The servicer will retain possession of the
                                 contracts. If the servicer, while in possession of the contracts, sells or pledges and delivers them to another party, in violation of its agreements, the other party could acquire an interest in the contracts and take priority over you. Also, if the servicer becomes insolvent while in possession of the contracts, competing claims to ownership or security interests in the contracts may result. Even if unsuccessful, these claims could delay payments to you. If successful, these claims could result in losses to you or accelerate the prepayment of the notes.

STATE LAWS AND OTHER FACTORS
MAY RESTRICT OR DELAY RECOVERY
EFFORTS AND ADVERSELY AFFECT
THE RECOVERY OF THE FULL AMOUNT
DUE ON THE CONTRACTS             State laws may limit or delay recoveries on the
                                 contracts. State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments. If we must rely on repossession and disposition of equipment to cover losses, we may not be able to realize the full amount due.

                                 Other factors that may affect our ability to realize the full amount due on the contracts include:

                                 - in most cases, no financing statements will
                                   be filed to perfect Advanta Business
                                   Services' security interest or the issuers' interest or the trust's interest in the equipment against a lessee;

                                 - depreciation;

                                 - obsolescence; and

                                 - damage to or loss of any piece of equipment.

                                 As a result, you may experience delays in payments and losses on your investments.

SECURITY INTERESTS IN MOST
EQUIPMENT ARE NOT PERFECTED
AND OTHER CREDITORS MAY HAVE
RIGHTS TO THE EQUIPMENT          The users' obligation to make payment on the
                                 contracts are, in most cases, secured by a
                                 security interest or ownership interest in the
                                 related equipment. The security interests or
                                 ownership interests are, in most cases, not
                                 perfected unless a UCC financing statement has
                                 been filed in the appropriate filing office.
                                 Advanta Business Services has not filed and
                                 does not expect to file UCC financing
                                 statements for equipment that originally cost
                                 $25,000 or less. Financing statements have, in
                                 most cases, been filed for equipment that
                                 originally cost more than $25,000. Financing
                                 statements in favor of Advanta Business
                                 Services have, therefore, been filed for
                                 approximately      % of the original
                                 statistical aggregate contract principal
                                 balance. As a result, the security interest or
                                 ownership
                                 interest in equipment that represents
                                 approximately      % of the original
                                 statistical aggregate contract principal balance has not and will not be perfected in favor of Advanta Business Services, the issuers or the trustee.

                                 Consequently, another party (such as a creditor of the user) may acquire rights in the equipment superior to those of Advanta Business Services, the issuers and the trustee. The lack of a perfected security interest or ownership interest in the equipment may result in claims against the users being unsecured and may adversely affect the ability of the servicer to realize on the equipment.

ARTICLE 2A OF THE UCC MAY
DIMINISH RECOVERIES              Some states have adopted a version of Article
                                 2A of the UCC. Article 2A purports to codify many provisions of existing common law.
                                 Although there is little precedent regarding how Article 2A will be interpreted, it may limit the enforceability of any
                                 "unconscionable" lease or "unconscionable" provisions in a lease.

                                 Article 2A also may provide a lessee with remedies, including the right to cancel the lease contract for lessor breaches or defaults.
                                 Article 2A may add to or modify the terms of consumer leases and leases where the lessee is a merchant lessee. Moreover, it recognizes typical consumer lease hell-or-high-water rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

RECHARACTERIZATION OF THE
TRANSFER OF CONTRACTS AS A
SECURED BORROWING COULD REDUCE
OR DELAY YOUR PAYMENTS           If Advanta Business Services were to become a
                                 debtor under the federal bankruptcy code or similar applicable federal or state laws, a creditor or trustee in bankruptcy (including
                                 Advanta Business Services as
                                 debtor-in-possession) might argue that the transfer of the contracts and the residual interests from Advanta Business Services to the issuers was (or should be recharacterized as) a pledge to secure a borrowing rather than an absolute sale. If a court accepted this position, then the issuers and the trustee could experience a delay in or reduction of collections on all of the contracts.
                                 Consequently, you could incur a loss on your investment. If the transactions contemplated in this prospectus are treated as a sale, the contracts would not be part of Advanta Business
                                 Services's bankruptcy estate and would not be available to the creditors of Advanta Business
                                 Services.

                                 A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate because the sale of accounts is treated as a "security interest" that must be perfected under the UCC. Although the contracts constitute chattel paper or general intangibles rather than accounts under the UCC, sales of chattel paper, like sales of accounts, must be perfected under Article 9 of the UCC. If Advanta Business Services were to become a debtor in bankruptcy and a court were to follow the reasoning of the

                                 Tenth Circuit Court of Appeals and apply the same reasoning to chattel paper, the issuers (and thus the trustee) could experience a delay in or reduction of collections on the contracts. You could incur a loss on your investment as a result.

SUBSTANTIVE CONSOLIDATION OF
ADVANTA BUSINESS SERVICES AND
THE ISSUERS MAY RESULT IN
LOSSES ON YOUR INVESTMENT        The issuers have taken and will take steps to
                                 ensure that a voluntary or involuntary petition for relief by or against Advanta Business
                                 Services under the federal bankruptcy code or similar applicable federal or state laws will not result in the consolidation of the assets and liabilities of the issuers with those of Advanta Business Services. Nevertheless, it is possible that, in the event of a bankruptcy or insolvency, a court would order the issuers' assets and liabilities to be substantively consolidated with those of Advanta Business
                                 Services. An order to consolidate would
                                 adversely affect the issuers' ability to receive payments on the contracts, and you could therefore incur a loss on your investment.

COMMINGLING OF TRUST ASSETS BY
ADVANTA BUSINESS SERVICES MAY
RESULT IN REDUCED OR DELAYED
PAYMENTS TO YOU                  While Advanta Business Services is the
                                 servicer, cash collections held by Advanta
                                 Business Services will be commingled and used for its benefit until those collections are required to be deposited into the collection account. If the servicer were unable to remit collections, or if the servicer became insolvent, the issuers may not have a perfected ownership or security interest in those collections. As a result, you could incur a loss on your investment.

INSOLVENCY OF ADVANTA BUSINESS
SERVICES MAY RESULT IN AN
INABILITY TO REPURCHASE
CONTRACTS                        Advanta Business Services will make
                                 representations and warranties regarding the contracts and the equipment. In the event that a representation or warranty concerning a specific contract is breached, if the breach is not cured within a specified time period and the value of the contract is materially and adversely affected by the breach, Advanta
                                 Business Services will be required to purchase the contract from the issuers. In the event of a bankruptcy or insolvency of Advanta Business
                                 Services, the trustee may be unable to compel
                                 Advanta Business Services to repurchase
                                 contracts, and you could incur a loss on your investment.

INSOLVENCY OF THE ISSUERS
COULD REDUCE OR DELAY YOUR
PAYMENTS If one or both of the issuers were to become bankrupt or insolvent under any bankruptcy or insolvency law, delays in distributions to you would be likely and you could incur a loss on your investment. Each issuer has taken steps to minimize the likelihood that it will become bankrupt or otherwise insolvent.

DEFAULT OR INSOLVENCY OF USERS
MAY REDUCE PAYMENTS TO YOU       To the extent users default on the contracts,
                                 including through insolvency, contract payments will decrease. Accordingly, funds available to you, as a noteholder, will be reduced.

IF THE PLEDGED ASSETS ARE NOT
SUFFICIENT, DEFAULTS WILL
OCCUR The notes are debt of the issuers secured by and payable only from the pledged assets. If the contract payments and other assets pledged to secure the notes are insufficient to pay the notes in full, you have no rights to obtain payment from Advanta Business Services or any of its affiliates or from any other source.

TECHNOLOGICAL OBSOLESCENCE OF
EQUIPMENT MAY REDUCE VALUE OF
COLLATERAL                       If the user does not pay the amount due on a
                                 contract, the only other source of monies to pay amounts due will be the income and proceeds from the disposition of the related equipment or other security, if any, provided by the user. If the servicer or the trustee must repossess and sell equipment, it may not recover the entire amount due on a contract because the market value of equipment usually declines with age and may be subject to sudden, significant declines in value because of technological advances. As a result, you may experience delays in receiving payments and suffer losses on your investments in the notes.

GEOGRAPHIC CONCENTRATION OF
THE CONTRACT PORTFOLIO CAUSES
INCREASE RISK FROM LOCAL
ECONOMIC CONDITIONS AND
NATURAL DISASTERS                As of the statistical calculation date,
                                 approximately      %,      %,      %,      %,
                                      % and      % of the contracts (based on
                                 the original statistical aggregate contract
                                 principal balance) were located in [California,
                                 New York, Texas, Florida, New Jersey and
                                 Pennsylvania,] respectively. No other state
                                 accounts for more than      % of the original
                                 statistical aggregate contract principal balance. Accordingly, adverse economic conditions, natural disasters or other factors particularly affecting any of these states could have a disproportionate affect on the performance of the portfolio.

BOOK-ENTRY REGISTRATION WILL
RESULT IN YOUR INABILITY TO
EXERCISE DIRECTLY YOUR RIGHTS
AS A NOTEHOLDER                  The notes will be registered in the name of
                                 Cede & Co., as nominee of The Depository Trust
                                 Company. As a result, unless and until
                                 definitive notes are issued, you will not be recognized by the issuers or the trustee as a noteholder. You will only be able to exercise the rights of noteholders indirectly, through The Depository Trust Company, Euroclear or
                                 Cedelbank and their respective participating organizations. You will receive reports and other information provided for in the indenture only to the extent provided by The Depository
                                 Trust Company, Euroclear or Cedelbank.

LIMITED NATURE OF CREDIT
RATINGS ASSIGNED TO THE
NOTES Each credit rating assigned to your notes reflects the rating agency's assessment only of the likelihood that interest and principal will be paid to you when required under the indenture, not that it will be paid when expected or scheduled. These ratings are based on the rating agencies' determination of the value of the contracts, the reliability of the payments on the contracts in the portfolio and the subordination provisions.

                                 The ratings do not address the following:

                                 - the likelihood that the principal or interest
                                   on your notes will be prepaid, paid on a scheduled date or paid on any particular date before the final required payment date for your class;

                                 - the possibility that your notes will be paid
                                   early or the possibility of the imposition of United States withholding tax for non-U.S. noteholders;

                                 - the marketability of the notes, or any market
                                   price; or

                                 - that an investment in the notes is a suitable
                                   investment for you.

                                 A rating is not a recommendation to purchase, hold or sell notes.

RISKS ASSOCIATED WITH YEAR
2000 COMPLIANCE                  Advanta Business Services is faced with the
                                 task of completing its Year 2000 compliance goals. The Year 2000 issue results from the two-digit format programmed into nearly all computers. Without adjustment, computers will recognize "00" as 1900 instead of 2000, and will begin to generate incomplete or inaccurate information.
                                 Advanta Business Services reasonably believes that its servicing system will be Year 2000 compliant before the Year 2000.

                                 Nevertheless, it presently is engaged in various procedures to determine if its computer systems and software will be Year 2000 compliant. Advanta Business Services also is determining if the computer systems and software of its material suppliers, customers, brokers and agents will be Year 2000 compliant.

                                 In the event that Advanta Business Services, or any of its suppliers, customers, brokers or agents do not successfully and timely achieve Year 2000 compliance, the performance of Advanta Business Services's obligations as servicer could be adversely affected. Failure to achieve Year 2000 compliance could result in delays in processing payments on the contracts or a shut down of operations for a period of time which could have a material adverse effect on our ability to pay the offered notes.

                                  INTRODUCTION

     Advanta Leasing Receivables Corp. VIII ("ADVANTA LEASING RECEIVABLES VIII,") and Advanta Leasing Receivables Corp. IX ("ADVANTA LEASING RECEIVABLES
IX") will issue $          of their Equipment Receivables Asset-Backed Notes,
Series 1999-1 (the "NOTES") in four classes, Class A, Class B, Class C and Class
D. Only the Class A, Class B and Class C Notes (the "OFFERED NOTES") are offered by this Prospectus. The Class D Notes will be placed privately by the Issuers. The Class D Notes may be placed with Advanta Business Services or any another affiliate of Advanta Corp. Capitalized terms used in this Prospectus are defined on the pages indicated in the table entitled "Index of Terms" at the back of this Prospectus.

     The Notes will be issued under the terms of the Advanta Business
Receivables Master Facility Agreement, dated as of                1, 1999 (the
"INDENTURE"), among Advanta Leasing Receivables VIII, Advanta Leasing Receivables IX, together as the Issuers, Advanta Business Services Corp. ("ADVANTA BUSINESS SERVICES"), as servicer, and Bankers Trust Company, as Trustee (the "TRUSTEE"). The specific terms of the Notes will be set forth in
the Series 1999-1 Supplement, dated                , 1999, to the Indenture (the
"SERIES SUPPLEMENT") also among the Issuers, Advanta Business Services and the Trustee.

     The Indenture will allow the Issuers to issue additional series of notes subsequent to the issuance of Series 1999-1. Any additional series would be issued under a separate series supplement and would be payable from a separate pool of assets. The Issuers do not currently expect to issue any additional series of notes under the Indenture.

     The Issuers will enter into a Master Sale and Contribution Agreement dated
               , 1999 and a Series 1999-1 Supplement thereto (collectively, the "CONTRIBUTION AGREEMENT"), with Advanta Business Services. Pursuant to the Contribution Agreement, Advanta Leasing Receivables IX will acquire the Contracts that will be pledged to secure the Notes and Advanta Leasing Receivables VIII will acquire the Residual Interest in the equipment that is the subject of the Contracts.

     Advanta Business Services, as originator of the Contracts, is referred to herein as the "ORIGINATOR."

                                  THE ISSUERS

     The Issuers are Advanta Leasing Receivables VIII and Advanta Leasing Receivables IX. Each of Advanta Leasing Receivables VIII and Advanta Leasing Receivables IX is referred to in this Prospectus individually as an "ISSUER," and collectively they are referred to as the "ISSUERS." The Issuers will be jointly and severally liable on the Notes.

     Each Issuer is a Nevada corporation formed May   , 1999. Each Issuer is a
wholly-owned subsidiary of Advanta Business Services. The principal office of Advanta Leasing Receivables VIII is located at 639 Isbell Road, Suite 390-A, Reno, Nevada 89509 and the principal office of Advanta Leasing Receivables IX is located at 639 Isbell Road, Suite 390-B, Reno, Nevada 89509.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

     As of the date of this Prospectus, neither of the Issuers has an operating history. The net proceeds of the sale of the Notes will be used by the Issuers to purchase a portion of the Contracts and to make the initial deposit to the Reserve Account. See "Use of Proceeds." The Issuers are prohibited by their respective articles of incorporation from engaging in business other than (i) the purchase of equipment leases and lease receivables (including equipment), loan agreements and other financing agreements from Advanta Business Services and its affiliates, (ii) the issuance of notes collateralized by its assets and
(iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Nevada law. The Issuers' ability to incur, assume or guaranty indebtedness for borrowed money are also restricted by their respective articles of incorporation.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE ISSUERS

     The following table sets forth the executive officers and directors of the
Issuers and their ages and positions as of May   , 1999. Because the Issuers are
organized as special purpose companies and will be largely passive, it is expected that the officers and directors of each Issuer in such capacity will participate in the management of each Issuer to a limited extent. Most of the actions related to maintaining and servicing the assets will be performed by Advanta Business Services or any successor thereto, as servicer (with any successors, the "SERVICER").

                     ADVANTA LEASING RECEIVABLES CORP. VIII

NAME                                        AGE   POSITION
----                                        ---   --------
George Deehan.............................  56    Director
John Paris................................  41    President and Director
Michael Coco..............................  34    Chief Financial Officer and Director
Cole Silver...............................  42    Secretary and Director
Janice C. George..........................  52    Assistant Secretary and Director
Francis B. Jacobs, II.....................  57    Director
Mark D. Shapiro...........................  37    Treasurer

                      ADVANTA LEASING RECEIVABLES CORP. IX

NAME                                        AGE   POSITION
----                                        ---   --------
George Deehan.............................  56    Director
John Paris................................  41    President and Director
Michael Coco..............................  34    Chief Financial Officer and Director
Cole Silver...............................  42    Secretary and Director
Janice C. George..........................  52    Assistant Secretary and Director
Francis B. Jacobs, II.....................  57    Director
Mark D. Shapiro...........................  37    Treasurer

     George Deehan has served as Director since being elected on May   , 1999.

     John Paris has served as President and Director since being elected on May , 1999.

     Michael Coco has served as Chief Financial Officer since being elected on
May   , 1999.

     Cole Silver has served as Secretary and Director since being elected on May , 1999.

     Janice C. George has served as Assistant Secretary and Director since being
elected on May   , 1999.

     Francis B. Jacobs, II has served as Director since being elected on May   ,
1999.

     Mark D. Shapiro has served as Treasurer since being elected on May   ,
1999.

     None of the above-listed directors and officers of the Issuers will be compensated directly by the Issuers with any funds or assets of the Issuers nor will the directors and officers receive compensation in the capacities in which they act for the Issuers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "SECURITIES ACT"), may be permitted to directors, officers and controlling persons of the Issuers pursuant to the foregoing provisions, or otherwise, each of the Issuers has been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Issuers of expenses incurred or paid by a director, officer or controlling person of the Issuers in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Issuers will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                USE OF PROCEEDS

     The Issuers will apply the net proceeds from the sale of the Notes as follows: (i) to make the initial deposit to the Reserve Account, in the amount
of $          (the "RESERVE ACCOUNT INITIAL DEPOSIT"); and (ii) to acquire a portion of the portfolio of Contracts from Advanta Business Services. The balance of the portfolio of the Contracts, related rights and interests including the Residual Interests will be contributed by Advanta Business Services to the Issuers.

     Advanta Business Services has, in a series of transactions, previously transferred contracts to affiliates and the affiliates have transferred the contracts to commercial paper conduits in return for cash or have pledged the contracts as a source of payment for notes issued by the affiliates. The Issuers will use proceeds from the sale of the Notes to acquire contracts from Advanta Business Services, and Advanta Business Services will use proceeds from the sale of the Contracts in part to acquire Contracts from the current owners. The balance of the Contracts to be included in the portfolio are contracts originated by Advanta Business Services and currently held by Advanta Business Services.

     Of the Contracts in the portfolio at the time of issuance of the Notes,
approximately      % if the Aggregate Contract Principal Balance will be
acquired by Advanta Leasing Receivables IX by purchase from Advanta Business
Services and      % will be acquired by Advanta Leasing Receivables IX by
contribution from Advanta Business Services. The Residual Interest will be acquired by Advanta Leasing Receivables VIII by purchase or contribution, or in part by purchase and in part by contribution, from Advanta Business Services.

                                  THE TRUSTEE

     Bankers Trust Company will be the Trustee under the Indenture. Advanta Business Services, as Originator or Servicer, and its affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Originator, the Servicer, and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the Trustee shall have the power to appoint a co-trustee or a separate trustee under the Indenture. In the event the Trustee appoints a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture will be conferred or imposed upon the Trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform specific acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Issuers will be obligated to appoint a successor Trustee. The Issuers may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the Indenture, fails to perform in any material respect its obligations under the Indenture, or becomes insolvent. The Issuers will be obligated to appoint a successor Trustee.

                               THE PLEDGED ASSETS

GENERAL

     The assets pledged by the Issuers to the Trustee to secure the Notes (collectively, the "PLEDGED ASSETS") will consist of:

     - leases (including, but not limited to, finance leases, true leases and full payout leases) and loans included on a list delivered to the Trustee on the Closing Date (collectively, the "CONTRACTS"); the Contracts provide financing for the purchase or lease of a variety of "small-ticket" equipment items for businesses, including, without limitation, office equipment (such as copy machines, facsimile machines and telephones), telecommunications equipment, automotive repair equipment, surveillance equipment and furniture (the "EQUIPMENT");

     - all collections of amounts paid on the Contracts after the opening of
       business on             , 1999 (the "CUT-OFF DATE") and all related
       security;

     - all amounts in the Collection Account, the Reserve Account and the Residual Account;

     - all of the Issuers' rights in the Contribution Agreement;

     - proceeds of each of the foregoing, but excluding any taxes, late charge fees, any initial unpaid amounts and security deposits;

     - interests in the Equipment (and proceeds, including net insurance proceeds thereof) relating to the Contracts. [The Contracts, together with the interests in the related Equipment and other property appurtenant thereto, are collectively referred to as the "RECEIVABLES."]

     To facilitate servicing, the Servicer will retain possession of the Contracts and the related Contract Files and will hold the Contract Files in accordance with the provisions of the Indenture, subject to the interests of the Trustee and the Holders of the Notes.

     The "CONTRACT FILES" means, with respect to each Contract, the following documents:

     - the executed original counterparts of the Contract;

     - a copy of the related agreement, if any, between the Originator and a broker pursuant to which the Originator acquired Contracts;

     - copies of all documents (which may be in microfiche form or on the Servicer's computerized information system), if any, that the Originator or the Servicer keeps on file for the benefit of the Originator in accordance with the Originator's or Servicer's customary procedures; and

     - copies (together with all amendments, assignments and continuations thereof and including evidence of filings with the appropriate office) of all Uniform Commercial Code ("UCC") financing statements filed with respect to the Contracts, identifying the User as debtor and the Originator as secured party, if applicable.

TRUST ESTATE

     Under the Series Supplement, the Issuers will pledge all of the Pledged Assets to the Trustee to secure the payment of the Notes. The Trustee will hold the interests in the Pledged Assets as the "TRUST ESTATE."

THE CONTRACTS

     The Contracts are in the form of leases or loans. Leases may be "true" leases or leases intended as security agreements. Loans may include installment sale contracts.

     Approximately      % of the Contracts, measured by the Original Statistical
Aggregate Contract Principal Balance, are leases and the remaining      % are
loan agreements.

     Statistical information concerning the Contracts is included in this Prospectus under the caption "Statistical Information." References to the "USER" means any obligor, under any Contract, whose obligations thereunder constitute the sources of payments under the Contract, including any guarantor of the obligation.

     The Contracts typically require a "residual" payment at the end of the term most of which payments are in the form of either a purchase option or required balloon payment.

     Contracts that take the form of leases contain "hell or high water" clauses unconditionally obligating the User to make periodic payments, without setoff, at the time and on the dates specified in the Contract, notwithstanding default by the Originator, the Servicer, or the Issuers, or any assignee of any of them, under the Contract, damage to or destruction of the related Equipment or any other event.

     Under the Contracts which are leases, the user does not have the right to prepay its obligations. Those Contracts which are loans are prepayable.

     Pursuant to the terms of the Indenture, however, the Servicer may allow prepayment of a Contract, whether in the form of a lease or a loan, in an amount not less than the Prepayment Amount of the Contract. In addition, in the event that a User requests an upgrade or trade-in of Equipment, the Servicer may remove the Equipment and related Contract from the Trust Estate, upon payment of an amount equal to the Prepayment Amount. The "PREPAYMENT AMOUNT" means, for a Contract, as of any date, the sum of (a) the Contract Principal Balance of the Contract (without deduction for any security deposit paid by the User, unless the security deposit has been applied to the Contract Principal Balance pursuant to the Servicer's credit and collection policy and deposited into the Collection Account), plus (b) the product of the Contract Principal Balance and one-twelfth of the Applicable Discount Rate, plus (c) the Booked Residual Value for the Contract.

     Users, under Contracts that take the form of leases, may, upon prior written notice to the Servicer, assign or sublease the related Equipment, provided that the Servicer consents to the assignee or sublessee in accordance with the terms of the related Contract. The right to receive prior written notice and grant or deny consent shall be exercised by the Servicer. Notwithstanding any assignment or sublease, each User will remain liable for the lessee obligations under the related Contract and the Contract will remain part of the Trust Estate.

     Some Contracts which take the form of leases contain provisions requiring that the related User purchase the Equipment at the end of the Contract term. The amount payable at the end of the Contract term (the "FINAL CONTRACT PAYMENT") may be (i) a specified amount or (ii) a minimum specified amount plus an unspecified excess amount which together with the minimum specified amount is the lesser of (a) the fair market value of the related Equipment at Contract maturity or (b) a maximum specified amount. Any excess amount received from a User is an "EXCESS AMOUNT."

     Other Contracts which take the form of leases do not contain a provision requiring the User to purchase the Equipment, but rather contain an end-of-term purchase option (the "PURCHASE OPTION CONTRACTS" and "PURCHASE OPTION EQUIPMENT," respectively). These purchase options are exercisable at varying amounts, and are referred to as "PURCHASE OPTION PAYMENTS." If a User under a Purchase Option Contract does not exercise its purchase option, the User is required to either re-lease the Equipment on a month to month basis or return the related Purchase Option Equipment to the Servicer.

     Contracts which are in the form of a lease are on a "triple-net" basis (i.e., the User assumes all responsibility with respect to the related Equipment, including the obligation to pay all costs relating to its operation, maintenance, repair and insurance).

     Contracts which are in the form of a lease also contain provisions that unconditionally obligate the User to make all Scheduled Payments and any Final Contract Payment thereunder.

     On any date of calculation with respect to a Contract, the present value of the Scheduled Payments to become due with respect to the Contract on and after the date of calculation (but in any event prior to
                              ) (excluding Scheduled Payments previously due and
unpaid), discounted
monthly at one-twelfth of the Applicable Discount Rate is the "CONTRACT PRINCIPAL BALANCE" of the Contract, except that a Defaulted Contract has a Contract Principal Balance of $0.

     The "SCHEDULED PAYMENTS" with respect to any Contract are the stated periodic rental or loan payments (exclusive of any amounts in respect of insurance or taxes) set forth in the Contract and due from the User.

     "AGGREGATE CONTRACT PRINCIPAL BALANCE" means, for any Payment Date, the aggregate Contract Principal Balance of all Contracts in the Trust Estate as of the related Calculation Date.

     References herein to percentages of Contracts refer, in each case, to the percentage of the Original Statistical Aggregate Contract Principal Balance of the Contracts.

                          ADVANTA BUSINESS SERVICES'S
               UNDERWRITING, ORIGINATION AND SERVICING PRACTICES

GENERAL

     Advanta Business Services is a wholly-owned subsidiary of Advanta Leasing Holding Corp., a Delaware corporation. Advanta Leasing Holding Corp. is a wholly-owned subsidiary of Advanta Corp. (a publicly-traded company based in Spring House, Pennsylvania and is listed on the NASDAQ as ADVNA, ADVNB and ADVNZ). Advanta Business Services is headquartered at 1020 Laurel Oak Road, Voorhees, New Jersey 08043-7228 and its phone number is (609) 782-7300.

     As of October 1, 1998, Advanta Business Services ceased originating contracts related to equipment financing. Since October 1, 1998, Advanta Bank Corp., a Utah industrial loan corporation based in Draper, Utah and an affiliate of Advanta Corp. the ultimate parent of Advanta Business Services, has assumed the origination of the equipment financings. Advanta Business Services currently services equipment financing arrangements originated by Advanta Bank Corp. and Advanta Business Services continues to service contracts which it originated or acquired prior to October 1, 1998.

CONTRACT ORIGINATION

     Prior to October 1, 1998, Advanta Business Services originated contracts primarily through its sales and marketing programs at its Voorhees, New Jersey headquarters. Advanta Business Services no longer originates and funds leases or other equipment financing arrangements; however, it provides origination services to Advanta Bank Corp. in connection with Advanta Bank Corp.'s equipment financing program. The Contracts which will be included in the Pledged Assets are Contracts which were originated or acquired by Advanta Business Services prior to October 1, 1998. Most of the Contracts were, after origination or acquisition by Advanta Business Services, sold, contributed or pledged in various securitization programs. These Contracts will be acquired by Advanta Business Services from the current owners under the securitization programs and sold or contributed to the Issuers in connection with the issuance of the Notes.

     The Contracts were originally either (i) originated in the name of Advanta Business Services directly or through a vendor or broker; (ii) originated with funding by Advanta Business Services through a vendor or broker which vendor or broker assigned the Contract to Advanta Business Services but did not reveal the name of the originator to the User or (iii) originated by another funding source and purchased by Advanta Business Services.

     The following describes Advanta Business Services' origination practices with respect to equipment financing arrangements, originated or acquired by Advanta Business Services prior to October 1, 1998, including the Contracts. Advanta Business Services continues to use these practices in connection with the origination services performed for Advanta Bank Corp.

     Advanta Business Services originates leases through marketing programs, vendors, brokers and bulk or portfolio purchases. Advanta Business Services establishes both formal and informal relationships with equipment vendors. As a result of previous transactions with Advanta Business Services, vendors may recommend that prospective customers make a credit application to Advanta Business Services for financing. A more formal program between Advanta Business Services and a vendor may offer prospective customers financing at pre-arranged rates, based upon the vendor's equipment, and terms and conditions approved by Advanta Business Services.

     Advanta Business Services also originates contracts through the use of brokers. In a typical broker transaction, the broker refers potential customers to Advanta Business Services and the broker is paid a referral fee. Contracts originated under the broker program are reviewed in a manner consistent with Advanta Business Services' then-existing policies and procedures.

     In a majority of these programs, the Equipment is owned by the originator (Advanta Business Services with respect to the Contracts) and the originator bills the User and collects payments in its own name.

     For some select vendor and broker programs, Advanta Business Services bills and collects payments in the vendor's name or the broker's name so that the User is not aware that Advanta Business Services is a party to the transaction. Under this program, once a contract becomes 60-90 days past due, Advanta Business Services is then immediately identified to the User.

     Vendors or brokers may choose to use Advanta Business Services's standard contract or they may use their own contract. In either case, the credit approval remains with Advanta Business Services. Contract documents for all programs are either identical to Advanta Business Services' standard lease documents or are reviewed by the legal staff of Advanta Business Services to insure substantial compliance with its standard terms.

     In instances where Advanta Business Services originated a Contract or acquired a Contract but does not own the equipment, it has, in some cases, obtained a perfected security interest in the Equipment.

     Advanta Business Services also arranges purchases of contracts on a bulk or portfolio basis. These contracts may be originated by a variety of originators under several different underwriting guidelines. When reviewing potential bulk or portfolio acquisitions, the existing originator's contracts are reviewed and approved by the Advanta Business Services credit staff, using pre-determined guidelines. For each potential bulk or portfolio purchase, Advanta Business Services is able to accept or reject individual contracts.

CREDIT REVIEW

     In connection with the origination or acquisition of contracts is prior to October 1, 1998 and in connection with the origination services currently performed for Advanta Bank Corp., Advanta Business Services performed and performs a thorough credit review of all prospective obligors. Typically, the credit review process begins when the prospective obligor completes a credit application. The completed credit application is entered into the company's computerized application processing system called ACE. Applications can be entered into ACE either internally or externally. A customized credit scoring model is employed and the credit decision based on several criteria which may include verification of a credit bureau report for the principal(s) of the prospective obligor, verification of a Dunn & Bradstreet listing for the company, and a review of the total dollar amount of exposure for all contracts the obligor has outstanding with Advanta Business Services, which may not exceed a specified dollar limit. Credit applications can be automatically approved and/or rejected based on the dollar amount of the application and a score falling within a range in the model. For those credit applications not falling within a specified dollar amount and/or credit score, the decision is based on an analysis by the credit staff utilizing criteria developed by Advanta Business Services. Authority to make credit decisions is based on seniority and the lending experience of the credit personnel. In general, transactions in excess of $500,000 must be approved by the senior management. The overall credit due diligence process is support by a comprehensive set of policies and procedures that outline the company's credit processes and philosophies.

     Advanta Business Services's senior credit committee provides a forum for making credit decisions on transactions which exceed the authority of individual or paired credit approvers either in size or complexity. The Senior Credit Committee also identifies strategic credit issues and establishes the credit polices and procedures throughout the company.

     In addition, the credit department has staff dedicated to perform reviews of potential new vendors and brokers to ensure compliance with the company's overall credit policies and procedures. In reviewing new relationships with vendors and brokers, Advanta Business Services considers, among other things, length of time in business, bank, credit and trade references, Dunn & Bradstreet reports, and credit bureau reports on all of the officers of the vendor being reviewed.

COLLECTION/SERVICING

     Collection activities with respect to delinquent contracts are performed by Advanta Business Services's servicing staff in Voorhees, New Jersey. Each contract has a provision for assessing late charges in the event that an obligor fails to make a payment on the contract on the related due date. Telephone contact is normally initiated when an account is twenty days past due. All collection activity is entered into Advanta Business Services's computerized collection system. Collectors input activity notes (i.e., notes summarizing recent collection activities) directly into the collection system, which enables company personnel to monitor the status of the account and take any necessary actions. Collectors have the latest status and collection history on each account available on their computer terminals.

     If a contract is delinquent the following action is taken:

          -- If a payment has not been received by the third day after the due date, the system automatically generates a computerized late notice which is sent directly to the User (except for the select vendor programs where the User does not recognize Advanta Business Services as a party to the transaction, in those situations the vendor is notified).

          -- If a payment has not been received by the 15th day after the due date, a past due letter is sent out to the User (except for the select vendor programs where the User does not recognize Advanta Business Services as a party to the transaction, in those situations, the vendor is notified).

          -- If a payment has not been received by the 31st day after the due date, a default letter is sent out to the User (except for the select vendor programs where the obligor does not recognize Advanta Business Services as a party to the transaction, in those situations, the vendor is notified).

          -- If a payment has not been received by the 61st day after the due date, a demand letter is sent out directly to the User.

     Telephone contact is continued throughout the delinquency period. If the transaction continues to be delinquent, Advanta Business Services may exercise any remedies available to it under the terms of the contract, including termination, acceleration and/or repossession. Each contract is evaluated on the merits of the individual situation, with the equipment value and the current financial strength of the User.

     If collection activities do not rectify the account, Advanta Business Services typically charges off the account at 121 days past due. An account may be charged off prior to 121 days by Advanta Business Services if it is determined that there will be no further payments made.

     At the time of charge-off, the account is turned over to Advanta Business Services's in-house litigation department for suit purposes. In general, a decision is made whether to pursue the obligor and/or personal guarantor through litigation. All third party collection agency assignments are made via the collection department in order to enforce the original terms of the contract should an account not be suit worthy. The litigation decision is dependent on a review of the account including credit bureau reports, obligor payment history, and/or Dunn & Bradstreet reports.

     In cases where the User filed for bankruptcy, the Advanta Business Services legal recovery department follows up with the debtor to determine whether it intends to assume or reject the contract. In addition, the department pursues the non-bankrupt obligors while reviewing the fair market value of the equipment, the remaining balance of the contract, and the credit of the non-bankrupt obligors. If the bankruptcy department cannot settle with the non-bankrupt obligors, the file may be passed to the litigators for suit. In many cases, although the User has filed for bankruptcy protection from its creditors, it continues to make regular payments on its contract to Advanta Business Services.

RESIDUAL VALUES

     Advanta Business Services has realized residual values which, on average, exceeded the booked residual values for the contracts. For contracts in which there is a pre-determined buy-out price, the buy-out price is the residual value recorded on Advanta Business Services's books. In the event the equipment is returned, Advanta Business Services utilizes the services of its vendors and brokers and also participates in an active secondary market for the sale of this returned, used equipment.

YEAR 2000

     With the approach of the Year 2000, Advanta Business Services as Originator and Servicer is actively managing the Year 2000 issue. The Year 2000 issue results from computer programs, which use two digits, rather than four digits to define a year. Advanta Business Services has instituted a corporate-wide effort to address and resolve the system/application tasks associated with Year 2000. In the event that the project plans are not timely or successfully completed, there can be no assurance that the Year 2000 issue will not have a material adverse effect on the operations of the Originator and Servicer, including a shut down of operations for a period of time, which may, in turn, have a material adverse effect on the Offered Notes.

     Advanta Business Services is also in the process of reviewing its exposure to Year 2000 issues resulting from third party vendors and brokers from whom it purchases equipment leases, and outside service providers' computer systems. Advanta Business Services, and its parent Advanta Corp., are in the process of contacting outside service providers regarding the state of their remediation activities for material Year 2000 issues. There can be no assurance that the systems used by outside service providers or other third parties upon which Advanta Business Services's systems rely, will be timely converted and compliant with Year 2000 issues.

MATTERS RELATED TO ADVANTA CORP.

     On January 22, 1999 Fleet Financial Group, Inc. and some of its affiliates ("FLEET") filed a lawsuit (the "COMPLAINT") against Advanta Corp. and some of its subsidiaries relating to the transaction with Fleet which closed on February 20, 1998 in which Advanta Corp. contributed substantially all of its consumer credit card business to a limited liability company owned by Fleet (the "FLEET TRANSACTION"). The Complaint centers around post-closing adjustments and other matters relating to the Fleet Transaction.

     Advanta Corp. has filed an answer to the Complaint denying the material allegations of the Complaint. Advanta Corp. also has filed a countersuit against Fleet seeking damages from Fleet. Advanta Corp. does not expect this suit to have any material adverse effect on the financial position or future operating results of Advanta Corp.

     This Prospectus contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties is the uncertainty of the legal process. Additional risks that may affect Advanta Corp.'s performance are detailed in Advanta Corp.'s filings with the SEC, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

     The ability of Advanta Corp.'s subsidiaries to honor their financial and other obligations is to some extent influenced by the financial condition of Advanta Corp. Those obligations, insofar as they relate to the Trust Estate and the Offered Notes, primarily consist of Advanta Business Service's obligation to repurchase Contracts which are inconsistent with representations and warranties set forth in the Contribution Agreement as well as the obligations of the Servicer pursuant to the Master Agreement. To the extent that the Servicer's ability to perform its functions and obligations is adversely affected, the Contracts may experience an increased level of delinquencies and losses.

                MODIFICATIONS AND SALE AND RE-LEASING OF ASSETS

     The Servicer has the right to modify the payment terms of the Contracts, provided the Contract, as modified, (i) has a Contract Principal Balance not lower than the Contract Principal Balance of the Contract prior to the modification and (ii) does not have a maturity date later than the maturity date of the Contract then pledged to the Trustee that has the latest maturity date of all the Contracts then included in the Trust Estate. See "Description of the Notes -- Remittance and Other Servicing Procedures" for a description of additional provisions regarding modifications.

     Upon repossession and disposition of any Equipment subject to a Defaulted Contract, any deficiency remaining will be pursued to the extent deemed practicable by the Servicer. The Servicer is directed to maximize the residual value of the Equipment relating to any Defaulted Contract (the "NET RESIDUAL VALUE"), and, to do so, the Servicer may sell the Equipment at the best available price, refurbish the Equipment and re-lease or sell the Equipment to third parties, or take any other commercially reasonable steps to maximize the Equipment's Net Residual Value. Residual Receipts with respect to a Defaulted Contract, including any future payments received for Defaulted Contracts, shall be paid to the Collection Account as Available Funds. If the Servicer reasonably believes that the Net Residual Value of any Equipment is zero or de minimis, it will dispose of the Equipment in accordance with its standard procedures.

     With respect to Contracts which are Charged-Off Contracts, at the request of the Issuers, the Trustee shall release the lien of the Indenture with respect to the Charged-Off Contracts and the Issuers may sell the Contracts provided that any proceeds of the sale of Charged-Off Contracts shall be treated as Recoveries and deposited into the Collection Account as Available Funds.

                            STATISTICAL INFORMATION

     The statistical information presented in this Prospectus concerning the Contracts reflects the portfolio of Contracts as of the opening of business on
               , 1999 (the "STATISTICAL CALCULATION DATE"), and has been
calculated using an assumed discount rate of      % per year (the "STATISTICAL
DISCOUNT RATE"). The Aggregate Contract Principal Balance of the Contracts as of
the Statistical Calculation Date is $          using the Statistical Discount
Rate. The Aggregate Contract Principal Balance of the Contracts as of the
Cut-Off Date is $          using the Applicable Discount Rate. The "APPLICABLE
DISCOUNT RATE" is      %, which is the [sum of (i) the weighted average (as of
the Closing Date) of the Class A Interest Rate, the Class B Interest Rate and the Class C Interest Rate and (ii) the Servicer Fee Percentage.]

     The statistical distribution of the characteristics of the Contracts as of the Cut-Off Date using the Applicable Discount Rate may vary somewhat from the statistical distribution of the characteristics of the Contracts as of the Statistical Calculation Date using the Statistical Discount Rate as presented in this Prospectus, due to the fact that some Contracts reflected in the statistical information presented herein may have had payments made in respect thereof or may be determined not to meet the eligibility requirements for the final pool and also due to the fact that, during the period from the Statistical Calculation Date to the Cut-Off Date, some contracts may have been added to the Contracts. The variance in the characteristics of the final pool will not be greater than 5% (plus or minus) compared to the characteristics that are described in this Prospectus, based upon the Aggregate Contract Principal Balance. The statistical characterization of the final pool will be filed with the Commission on a current report on Form 8-K.

     As used in the tables below, the "ORIGINAL STATISTICAL AGGREGATE CONTRACT PRINCIPAL BALANCE" is the aggregate of the Contract Principal Balances of the related Contracts, calculated as of the Statistical Calculation Date using the Statistical Discount Rate. Unless otherwise noted, all calculations of Contract Principal Balances with respect to the Contracts and all statistical percentages in this Prospectus are measured by the Original Statistical Aggregate Contract Principal Balance. Furthermore, in all instances in this Prospectus where the Statistical Discount Rate is used to calculate the Contract Principal Balances, the calculation is performed by discounts related to Scheduled Payments at the same frequency as the payment interval of the related Contract.

     Following is statistical information relating to the Contracts, calculated as of the Statistical Calculation Date.

                       DISTRIBUTION OF CONTRACTS BY STATE

                                                                                            PERCENTAGE OF
                                                PERCENTAGE OF    ORIGINAL STATISTICAL    ORIGINAL STATISTICAL
                                   NUMBER OF      NUMBER OF       AGGREGATE CONTRACT      AGGREGATE CONTRACT
STATE                              CONTRACTS      CONTRACTS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----                              ---------    -------------    --------------------    --------------------
Alabama..........................                        %            $
Alaska...........................                        %                                            %
Arizona..........................                        %                                            %
Arkansas.........................                        %                                            %
California.......................                        %                                            %
Colorado.........................                        %                                            %
Delaware.........................                        %                                            %
District of Columbia.............                        %                                            %
Florida..........................                        %                                            %
Georgia..........................                        %                                            %
Hawaii...........................                        %                                            %
Idaho............................                        %                                            %
Illinois.........................                        %                                            %
Indiana..........................                        %                                            %
Iowa.............................                        %                                            %
Kansas...........................                        %                                            %
Kentucky.........................                        %                                            %
Louisiana........................                        %                                            %
Maine............................                        %                                            %
Maryland.........................                        %                                            %
Massachusetts....................                        %                                            %
Michigan.........................                        %                                            %
Minnesota........................                        %                                            %
Mississippi......................                        %                                            %
Missouri.........................                        %                                            %
Montana..........................                        %                                            %
Nebraska.........................                        %                                            %
Nevada...........................                        %                                            %
New Hampshire....................                        %                                            %
New Jersey.......................                        %                                            %
New Mexico.......................                        %                                            %
New York.........................                        %                                            %
North Carolina...................                        %                                            %
North Dakota.....................                        %                                            %
Ohio.............................                        %                                            %
Oklahoma.........................                        %                                            %
Oregon...........................                        %                                            %
Pennsylvania.....................                        %                                            %
Rhode Island.....................                        %                                            %
South Carolina...................                        %                                            %
South Dakota.....................                        %                                            %
Tennessee........................                        %                                            %
Texas............................                        %                                            %
Utah.............................                        %                                            %
Vermont..........................                        %                                            %
Virgin Islands...................                        %                                            %
Virginia.........................                        %                                            %
Washington.......................                        %                                            %
West Virginia....................                        %                                            %
Wisconsin........................                        %                                            %
Wyoming..........................                        %                                            %
                                    -------         -----             ----------                 -----
     Total.......................                        %            $                               %
                                    =======         =====             ==========                 =====

            DISTRIBUTION OF CONTRACTS BY CONTRACT PRINCIPAL BALANCE

                                                                                            PERCENTAGE OF
                                                PERCENTAGE OF    ORIGINAL STATISTICAL    ORIGINAL STATISTICAL
                                   NUMBER OF      NUMBER OF       AGGREGATE CONTRACT      AGGREGATE CONTRACT
CONTRACT PRINCIPAL BALANCE         CONTRACTS      CONTRACTS       PRINCIPAL BALANCE      OF PRINCIPAL BALANCE
--------------------------         ---------    -------------    --------------------    --------------------
$      0.00 -- $  5,000.00.......                        %                                           %
$  5,000.01 -- $ 10,000.00.......
$ 10,000.01 -- $ 15,000.00.......
$ 15,000.01 -- $ 20,000.00.......
$ 20,000.01 -- $ 25,000.00.......
$ 25,000.01 -- $ 30,000.00.......
$ 30,000.01 -- $ 35,000.00.......
$ 35,000.01 -- $ 40,000.00.......
$ 40,000.01 -- $ 45,000.00.......
$ 45,000.01 -- $ 50,000.00.......
$ 50,000.01 -- $ 60,000.00.......
$ 60,000.01 -- $ 70,000.00.......
$ 70,000.01 -- $ 80,000.00.......
$ 80,000.01 -- $ 90,000.00.......
$ 90,000.01 -- $100,000.00.......
$100,000.01 -- $125,000.00.......
$125,000.01 -- $150,000.00.......
$150,000.01 -- $175,000.00.......
$175,000.01 -- $200,000.00.......
Greater than $200,000.01.........
                                    -------         -----             ----------                -----
     Total.......................                        %                                           %
                                    =======         =====             ==========                =====

                          DISTRIBUTION OF CONTRACTS BY
                      REMAINING MONTHS TO STATED MATURITY

                                                                                            PERCENTAGE OF
                                                 PERCENTAGE      ORIGINAL STATISTICAL    ORIGINAL STATISTICAL
                                   NUMBER OF      OF NUMBER       AGGREGATE CONTRACT      AGGREGATE CONTRACT
REMAINING TERM (MONTHS)            CONTRACTS    OF CONTRACTS      PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----------------------            ---------    -------------    --------------------    --------------------
 0 -- 12.........................                        %            $                               %
13 -- 24.........................
25 -- 36.........................
37 -- 48.........................
49 -- 60.........................
61 -- 72.........................
73 -- 84.........................
                                    -------         -----             ----------                 -----
     Total.......................                        %            $                               %
                                    =======         =====             ==========                 =====

                  DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE

                                                                                              PERCENTAGE OF
                                                  PERCENTAGE OF    ORIGINAL STATISTICAL    ORIGINAL STATISTICAL
                                     NUMBER OF      NUMBER OF       AGGREGATE CONTRACT      AGGREGATE CONTRACT
EQUIPMENT DESCRIPTION                CONTRACTS      CONTRACTS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------                ---------    -------------    --------------------    --------------------
Agriculture Equipment..............                        %                                           %
Amusement..........................
Audio/Video Equipment..............
Automotive Equipment...............
Cleaning/Laundry Equipment.........
Communications.....................
Computers/Software.................
Furniture..........................
Health/Fitness.....................
Landscaping Equipment..............
Mailing Machines & Equipment.......
Measuring Equipment................
Medical Equipment..................
Mobile Communications..............
Office Machines....................
Packaging Equipment................
Photography Equipment..............
Printing Press/Type Setter.........
Refrigerators/Restaurants..........
Retail Business Equipment..........
Security/Alarm Equipment...........
Security Equipment.................
Sewing and Embroidery..............
Stenograph/Court Reporters.........
Vending Equipment..................
Water Coolers......................
Woodworking Equipment..............
Other..............................
                                     --------        ------              --------                 -----
     Total.........................                        %                                           %
                                     ========        ======              ========                 =====

     No more than      % of the Original Statistical Aggregate Contract
Principal Balance is attributable to any one User (including affiliates of the
User), and the average Contract Principal Balance is $          .

            SERVICING PORTFOLIO DELINQUENCY AND DEFAULT INFORMATION

     The following delinquency and default information relates to all equipment financing contracts serviced by Advanta Business Services for the periods shown. The information subsequent to October 1, 1998 includes equipment financing contracts originated by Advanta Bank Corp. and serviced by Advanta Business Services.

HISTORICAL DELINQUENCY INFORMATION

     Delinquency information for all equipment financing contracts in the Servicer's servicing portfolio is set forth below.

            HISTORICAL DELINQUENCY EXPERIENCE -- SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                AS OF
                       ---------------------------------------------------------------------------------------
                          MARCH 31,       DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                            1999              1998              1997              1996              1995
                       ---------------   ---------------   ---------------   ---------------   ---------------
Total Receivables
  Balance(1).........  $755,437          $718,418          $674,570          $614,828          $460,224
No. of Delinquent
  Days
31-60 Days...........    36,542   4.84%    36,522   5.08%    31,226   4.63%    34,521   5.61%    24,481   5.32%
61-90 Days...........    12,322   1.63     14,172   1.97     11,920   1.77      9,705   1.58      5,890   1.28
91 Days or more......     9,952   1.32      9,462   1.32      9,189   1.36      6,702   1.09      4,828   1.05
                       --------   ----   --------   ----   --------   ----   --------   ----   --------   ----
Total Delinquency....  $ 58,816   7.79%  $ 60,156   8.37%  $ 52,335   7.76%  $ 50,928   8.28%  $ 35,199   7.65%
                       ========   ====   ========   ====   ========   ====   ========   ====   ========   ====

---------------
(1) The Total Receivables Balance is equal to the aggregate future payments owing on all equipment financing contracts in the Servicer's servicing portfolio.

HISTORICAL DEFAULT EXPERIENCE

     Loss information for all equipment financing contracts in the Servicer's servicing portfolio is set forth below.

               HISTORICAL LOSS EXPERIENCE -- SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                              QUARTER ENDED                           YEAR ENDED
                              -------------    ---------------------------------------------------------
                                MARCH 31,      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                  1999             1998           1997           1996           1995
                              -------------    ------------   ------------   ------------   ------------
Average Receivables
  Outstanding(1)............    $740,944         $676,817       $652,607       $551,645       $394,910
Net Losses..................    $  4,926         $ 16,217       $ 15,293       $ 10,356       $  6,320
Net Losses as a Percentage
  of Average Receivables....        2.66%(2)         2.40%          2.34%          1.88%          1.60%

---------------
(1) Equals the arithmetic average of each month's Receivable Balance within the period specified. The Receivable Balance is equal to the aggregate future payments owing on all equipment financing contracts in the Servicer's servicing portfolio.

(2) Annualized.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the Indenture and the Series Supplement. The Notes will be available only in book-entry form. See "Description of the Notes -- Book-Entry Registration." The holders of the Notes (the "HOLDERS") are those entities registered as the owner of a Note or Notes on the registration books maintained by the Trustee.

PAYMENT DATES, BUSINESS DAYS AND STATED MATURITY DATE

     Payments of principal and interest on the Notes will be made on the 15th day of each month (or if the 15th day is not a Business Day, the next succeeding
Business Day), beginning on                , 1999 (each, a "PAYMENT DATE"), to
holders of record on the last day of the immediately preceding calendar month (each, a "RECORD DATE"). The Indenture defines a "BUSINESS DAY" to be any day other than a Saturday, a Sunday or a day on which banks in New York, New York, Philadelphia, Pennsylvania, Voorhees, New Jersey or Reno, Nevada are authorized or obligated by law, executive order or governmental decree to be closed. The stated maturity date with respect to the Notes will be the Payment Date in
               (the "STATED MATURITY DATE"). However, if all payments on the Contracts are made as scheduled, final payment with respect to the Notes would occur prior to the Stated Maturity Date. The Issuers expect that the Notes will be paid prior to the Stated Maturity Date.

DETERMINATION DATE AND COLLECTION PERIODS

     On the third Business Day prior to each Payment Date (each, a "DETERMINATION DATE"), the Servicer will determine the amount of payments received on the Contracts in respect of the immediately preceding calendar month (each calendar month, a "COLLECTION PERIOD") which will be available for distribution on the Payment Date.

INTEREST PAYMENTS

     On each Payment Date, the interest due (the "INTEREST PAYMENTS") on each Class of Notes will be the interest that has accrued on those Notes since the
last Payment Date, or in the case of the             , 1999 Payment Date, since
the Closing Date (each an "INTEREST ACCRUAL PERIOD") at the applicable Interest Rate applied to the then unpaid principal amounts (the "OUTSTANDING PRINCIPAL BALANCE") of the Notes of each Class, after giving effect to payments of principal on the preceding Payment Date (the amount for the Class A Notes, the "CLASS A NOTE INTEREST," for the Class B Notes, the "CLASS B NOTE INTEREST," and for the Class C Notes, the "CLASS C NOTE INTEREST"). In addition, on each Payment Date, any Interest Payment shortfalls for any prior Payment Date shall be due to Noteholders (the Interest Payment shortfalls on the Class A Notes, the "CLASS A OVERDUE INTEREST," the Class B Notes, the "CLASS B OVERDUE INTEREST" and the Class C Notes, "CLASS C OVERDUE INTEREST").

PRINCIPAL PAYMENTS

     Principal payments on the Notes will begin             , 1999.

     For each Payment Date, the Notes of each Class will be entitled to receive payments of principal ("PRINCIPAL PAYMENTS"), to the extent funds are available therefor, in the priorities set forth in the Indenture and described herein below and under "Description of the Notes -- Flow of Funds" in this Prospectus.

     On each Payment Date to the extent funds are available therefor, the principal will be paid to the Noteholders in the following priority:

     (a) to the Class A Noteholders, the Class A Principal Payment until the Outstanding Principal Balance on the Class A Notes has been reduced to zero,

     (b) to the Class B Noteholders, the Class B Principal Payment until the Outstanding Principal Balance on the Class B Notes has been reduced to zero,

     (c) to the Class C Noteholders, the Class C Principal Payment until the Outstanding Principal Balance of the Class C Notes has been reduced to zero, and

     (d) following the funding of the Reserve Account to its required amount, to the Class D Noteholders, the Class D Principal Payment until the Outstanding Principal Balance on the Class D Notes has been reduced to zero.

     In addition, on each Payment Date, any Principal Payment shortfalls for any prior Payment Date shall be due to the related Noteholders (Principal Payment shortfalls on the Class A Notes, the "CLASS A OVERDUE PRINCIPAL," the Class B Notes, the "CLASS B OVERDUE PRINCIPAL," the Class C Notes, the "CLASS C OVERDUE PRINCIPAL" and the Class D Notes, the "CLASS D OVERDUE PRINCIPAL").

     The "CLASS A PRINCIPAL PAYMENT" is, for any Payment Date, [the Class A Percentage of the positive difference between the Aggregate Contract Principal Balance as of the Calculation Date in second preceding month and the Aggregate Contract Principal Balance as of the Calculation Date for the current Payment Date.]

     The "CLASS B PRINCIPAL PAYMENT" is, for any Payment Date, [the Class B Percentage of the positive difference between the Aggregate Contract Principal Balance as of the Calculation Date in the second preceding month and the Aggregate Contract Principal Balance as of the Calculation Date for the current Payment Date.]

     The "CLASS C PRINCIPAL PAYMENT" is, for any Payment Date, [the Class C Percentage of the positive difference between the Aggregate Contract Principal Balance as of the Calculation Date in the second preceding month and the Aggregate Contract Principal Balance as of the Calculation Date for the current Payment Date.]

     The "CLASS D PRINCIPAL PAYMENT" is, for any Payment Date [the Class D Percentage of the positive difference between the Aggregate Contract Principal Balance as of the Calculation Date in the second preceding month and the Aggregate Contract Principal Balance as of the Calculation Date for the current Payment Date or, if all Offered Notes have been paid in full, the entire positive difference between the Aggregate Contract Principal Balance as of the Calculation Date in the second preceding month and the Aggregate Contract Principal Balance as of the Calculation Date for the current Payment Date.]

     The "CLASS A PERCENTAGE" means a fraction, expressed as a percentage, of the Class A Initial Principal Balance divided by the Original Aggregate Contract
Principal Balance and being      %.

     The "CLASS B PERCENTAGE" means a fraction, expressed as a percentage, of the Class B Initial Principal Balance divided by the Original Aggregate Contract
Principal Balance and being      %.

     The "CLASS C PERCENTAGE" means a fraction, expressed as a percentage, of the Class C Initial Principal Balance divided by the Original Aggregate Contract
Principal Balance and being      %.

     The "CLASS D PERCENTAGE" means a fraction, expressed as a percentage, of the Class D Initial Principal Balance divided by the Original Aggregate Contract
Principal Balance and being      %.

     The outstanding Class A Note principal balance for any Payment Date shall be equal to the Class A Initial Principal Balance being the sum of
$          less any Class A Principal Payments previously made on the Class A
Notes (the "CLASS A PRINCIPAL BALANCE"); the outstanding Class B Note principal balance for any Payment Date shall be equal to the Class B Initial Principal
Balance being the sum of $          less any Class B Principal Payments
previously made on the Class B Notes (the "CLASS B PRINCIPAL BALANCE"); the outstanding Class C Note principal balance for any Payment Date shall be equal
to the Class C Initial Principal Balance being the sum of $          less any
Class C Principal Payments previously made on the Class C Notes (the "CLASS C PRINCIPAL BALANCE"); the outstanding Class D Note principal balance for any Payment Date shall be equal to the Class D Initial Principal Balance being the
sum of $          less any Class D Principal Payments previously made on the
Class D Notes (the "CLASS D PRINCIPAL BALANCE").

     The "CALCULATION DATE" for a Collection Period is the close of business on the last day of that Collection Period. Contract Principal Balances for a Payment Date shall be calculated as of the related Calculation Date.

DEFINITIVE NOTES

     The Offered Notes will be issued in fully registered, authenticated form to Beneficial Owners or their nominees (the "DEFINITIVE NOTES"), rather than to DTC or its nominee, only if (a) the Issuers advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository, and the Trustee or the Issuers are unable to locate a qualified successor or (b) the Issuers at their option elect to terminate the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify all Beneficial Owners through DTC of the availability of Definitive Notes. Upon surrender by DTC of the Definitive Note representing the Notes and instructions for reregistration, the Trustee will issue the Definitive Notes, and thereafter the Trustee will recognize the holders of the Definitive Notes as Holders under the Indenture. The Trustee will also notify the Holders of any adjustment to the Record Date necessary to enable the Trustee to make distributions to Holders of the Definitive Notes.

     Additionally, upon the occurrence of any event described above, distribution of principal of and interest on the Offered Notes will be made by the Trustee directly to the Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register. Upon at least 10 days notice to Holders of the Class, however, the final payment on any Note (whether the Definitive Notes or the Note for the Class registered in the name of Cede representing the Notes of the Class) will be made only upon presentation and surrender of the Note at the office or agency specified in the notice of final distribution to the Holders.

     Definitive Notes of each Class will be transferable and exchangeable at the offices of the Trustee or its agent in New York, New York, which the Trustee shall designate on or prior to the issuance of any Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

BOOK-ENTRY REGISTRATION

     The Beneficial Owners of the Class A, Class B and Class C Notes may hold their interests through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in the systems.

     Cede, as nominee for DTC, will be the registered holder of the global Offered Notes of each Class. Cedelbank and Euroclear will hold omnibus positions on behalf of Cedelbank Customers and Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective Depositaries (the "DEPOSITARIES"), which in turn will hold the positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of these systems to properly process transactions with dates in the Year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

     In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their Year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in Year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

     THE INFORMATION SET FORTH IN THE PRECEDING TWO PARAGRAPHS HAS BEEN PROVIDED BY DTC FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO SERVE AS A REPRESENTATION, WARRANTY OR CONTRACT MODIFICATION OF ANY KIND. THE ISSUERS MAKE NO REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THAT INFORMATION.

     Transfers between Participants will occur in the ordinary way in accordance with DTC rules. Transfers between Cedelbank Customers (as defined herein) and Euroclear Participants (as defined herein) will occur in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear Participants or Cedelbank Customers on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information on tax documentation procedures relating to the Offered Notes, see "Federal Income Tax Consequences."

     Beneficial Owners of the Offered Notes that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Notes may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal of and interest on the Offered Notes from the Paying Agent or the Trustee through DTC and its Participants. Under a book-entry format, Beneficial Owners may experience some delay in their receipt of payments, since the payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward the payments to its Participants which thereafter will forward them to Indirect Participants or holders of beneficial interests in the Offered Notes. It is anticipated that the only Holder will be Cede, as nominee of DTC, and that holders of beneficial interests in the Offered Noteholders, under the Indenture will only be permitted to exercise the rights of Holders, under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes and is required to receive and transmit distributions of principal of and interest on the Offered Notes. Participants and Indirect Participants with which holders of beneficial interests in the Offered Notes have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of these respective holders. Accordingly, although Beneficial Owners will not possess Offered Notes, Beneficial Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and some banks, the ability of holders of beneficial interests in the Offered Notes to pledge Offered Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the Offered Notes, may be limited due to the lack of a Definitive Note for the Offered Notes.

     DTC has advised the Issuers that it will take any action permitted to be taken by a Holder under the Indenture only at the direction of one or more Participants to whose account with DTC the Offered Notes are credited. Additionally, DTC has advised the Issuers that it will take actions with respect to specified percentages of the Holders' only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy the specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that actions are taken on behalf of Participants whose holdings included the undivided interest.

     Cedelbank, societe anonyme ("CEDELBANK"), is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("CEDELBANK CUSTOMERS") and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Cedelbank Customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of any Series of Offered Notes. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to a Series of Offered Notes offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is, therefore, regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Offered Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder, under the Indenture on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect the actions on its behalf through DTC.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform those procedures and the procedures may be discontinued at any time.

FLOW OF FUNDS

     The Indenture will require that the Trustee establish an account (the "COLLECTION ACCOUNT") and that the Servicer deposit to the Collection Account (or the Advance Payment Account, as described herein), all collections or receipts received by the Servicer on the Contracts no later than two Business Days following the Servicer's determination that the amounts relate to the Contracts or the Equipment.

     Under the terms of the Indenture, "AVAILABLE FUNDS" for a Payment Date means (i) amounts collected during the immediately preceding Collection Period for the Contracts and the Equipment, including, without limitation, Scheduled Payments, Final Contract Payments, Defaulted Residual Receipts, Recoveries from the sale of Charged-Off Contracts, Residual Receipts (but only if the Residual Cap Amount has not yet been reached), Prepayment Amounts, and investment earnings on each of the Accounts, plus (ii) amounts transferred from the Reserve Account and/or the Residual Account for that Payment Date and deposited in the Collection Account.

     On each Payment Date, the Trustee will be required to make the following payments from the Available Funds for that Payment Date, in the following order of priority:

          (i) to the Servicer, any Servicer Advances which the Servicer has determined it will not be able to recover;

          (ii) to the Servicer, the Servicer Fee then due, together with miscellaneous amounts which revert to the Servicer in consideration of the servicing function performed by the Servicer such as late fees and insufficient funds charges;

          (iii) to the Class A Noteholders, the Class A Note Interest and Class A Overdue Interest for the related Interest Accrual Period;

          (iv) to the Class B Noteholders, the Class B Note Interest and the Class B Overdue Interest for the related Interest Accrual Period;

          (v) to the Class C Noteholders, the Class C Note Interest and the Class C Overdue Interest for the related Interest Accrual Period;

          (vi) until the Class A Principal Amount has been reduced to zero, to the Class A Noteholders, the Class A Principal Payment and the Class A Overdue Principal;

          (vii) until the Class B Principal Balance has been reduced to zero, to the Class B Noteholders, the Class B Principal Payment and the Class B Overdue Principal;

          (viii) until the Class C Principal Balance has been reduced to zero, to the Class C Noteholders, the Class C Principal Payment and the Class C Overdue Principal;

          (ix) to the Reserve Account, the amount needed to increase the amount in the Reserve Account to the Required Reserve Amount for that Payment Date;

          (x) upon the occurrence and continuance of a Residual Event, the lesser of (A) the remaining Available Funds and (B) the aggregate amount of Residual Receipts originally included in Available Funds for that Payment Date will be deposited to the Residual Account;

          (xi) to the Class D Noteholders, the Class D Principal Payment and the Class D Overdue Principal; and

          (xii) to the Issuers, as owner of the Pledged Assets, any remaining Available Funds on deposit in the Collection Account (the "ISSUERS' INTEREST").

     Residual Receipts will be included in "Available Funds" only through the Payment Date on which Residual Receipts on deposit in the Residual Account, or withdrawn from the Residual Account as a result of a shortfall and used (without duplication) since the Closing Date to cover amounts owing to the Offered Noteholders and to the Servicer equals the Residual Cap Amount. Once the Residual Cap Amount has been reached, Residual Receipts will no longer be required to be remitted to the Trustee as "Available Funds," and will be released to the Issuers free and clear of the lien of the Indenture (whether or not a Residual Event is then in effect or occurs thereafter). See
"-- Application of Residual Receipts."

     A "RESIDUAL EVENT" is defined in the Indenture as the occurrence of one or more of the following: (a) the occurrence of an Event of Default; or (b) the Cumulative Net Loss Percentage as of any Calculation Date occurring during the following periods exceeds the "Loss Trigger Level Percentage" set forth below:

                                                                LOSS TRIGGER
PERIOD                                                        LEVEL PERCENTAGE
------                                                        ----------------
First Collection Period through 12th Collection Period......            %
13th Collection Period through 24th Collection Period.......            %
25th Collection Period and thereafter.......................            %

     Notwithstanding the foregoing: the Residual Event referred to in clause (b) may be cured if the Cumulative Net Loss Percentage, although it exceeds the "Loss Trigger Level Percentage" in a prior period, is less than or equal to the "Loss Trigger Level Percentage" in a subsequent period.

     "CUMULATIVE NET LOSS PERCENTAGE" means, with respect to each Collection Period, the percentage equivalent of a fraction, the numerator of which is the excess of (x) the aggregate amount of the Contract Principal Balances of all Contracts which become Charged-Off Contracts during all prior Collection Periods over (y) the aggregate amount of all Defaulted Residual Receipts collected by the Servicer with respect to those Collection Periods and the denominator of which is the Initial Aggregate Contract Principal Balance.

OPTIONAL REDEMPTION

     The Servicer will have the option to direct the redemption of all, but not less than all, of the Notes of all Classes on any Payment Date on which the Aggregate Contract Principal Balance as of the related Calculation Date is less than or equal to 10% of the Initial Aggregate Contract Principal Balance. The Servicer shall give notice of the redemption to the Trustee at least 30 days before the Payment Date fixed for the prepayment. Upon deposit of funds necessary to effect the redemption, the Trustee shall pay the Outstanding Principal Balances of the Notes that were called for redemption and all accrued and unpaid interest as of the Payment Date fixed for redemption.

SUBORDINATION PROVISIONS

     A portion of the credit enhancement available for the benefit of the Class A Noteholders is provided by the subordination of the Class B Notes, the Class C Notes, the Class D Notes and the Issuers' Interest. A portion of the credit enhancement available for the benefit of the Class B Noteholders is provided by the subordination of the Class C Notes, the Class D Notes and the Issuers' Interest. A portion of the credit enhancement available for the benefit of the Class C Noteholders is provided by the subordination of the Class D Notes and by the Issuers' Interest.

     The cash flow and subordination provisions of the Indenture provide that Available Funds on each Payment Date will be used to fund payments to the Noteholders (and to pay the fees and expenses of the Servicer) with each subordinated class being paid only after more senior classes.

     On each Payment Date, with respect to amounts due to the Offered Noteholders, the Indenture requires that there be paid (after amounts needed to reimburse Servicer Advances and to pay Servicer Fees), first, interest (together with any overdue interest and interest thereon) to the Class A Noteholders; second, interest (together with any overdue interest and interest thereon) to the Class B Noteholders; third, interest (together with any overdue interest and interest thereon) to the Class C Noteholders; fourth, principal to the Class A Noteholders; fifth, principal to the Class B Noteholders; and sixth, principal to the Class C Noteholders, as further described herein.

     Through the operation of the "Class A Overdue Principal," "Class B Overdue Principal," "Class C Overdue Principal" and "Class D Overdue Principal" provisions, the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders are entitled to receive any aggregate, cumulative shortfalls of Class A Principal Amounts, Class B Principal Amounts, Class C Principal Amounts or Class D Principal Amounts not paid on prior Payment Dates.

DEFAULTED CONTRACTS

     A "DEFAULTED CONTRACT" means any Contract (i) that is a Delinquent Contract with respect to which a User is contractually delinquent for 121 days or more (without regard to any Servicer Advances or the application of any security deposit provided by the User) or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the remaining Scheduled Payments thereunder is unlikely or (iii) that has been rejected by or on behalf of the User in a bankruptcy proceeding.

     A Defaulted Contract has, by definition, a Contract Principal Balance of zero; given the cashflow mechanics of the Indenture, the effect of assigning a zero balance is to require that the Noteholders receive on the next Payment Date an amount of principal equal to the Defaulted Contract's Contract Principal Balance, calculated immediately prior to the Contract becoming a Defaulted Contract. The Issuers may direct the Trustee to release the lien of the Indenture on any Defaulted Contract and the Issuers may then sell the Contracts.

APPLICATION OF RESIDUAL RECEIPTS

     The Trustee will establish and maintain an Eligible Account designated as the Residual Account (the "RESIDUAL ACCOUNT"). If a Residual Event has occurred and is continuing, then on each Payment Date, Residual Receipts shall be deposited into the Collection Account and applied as Available Funds until the aggregate, cumulative amount of Residual Receipts so applied since the Closing
Date (without duplication), equals $          (the "RESIDUAL CAP AMOUNT").
Actual Residual Receipts may be more or less than the residual value of the Equipment recorded on the books of the Issuers (the "BOOKED RESIDUAL VALUE"). If a Residual Event occurs and for so long as the Residual Event continues in effect, on each Payment Date a deposit will be made into the Residual Account from Available Funds in the priority set forth in item (x) above under the caption "Description of the Notes -- Flow of Funds" the lesser of (i) the remaining Available Funds for that Payment Date or (ii) the amount of the Residual Receipts deposited into the Collection Account for that Payment Date. As provided in the Indenture, funds on deposit in the Residual Account will be available to cover shortfalls in the amount available to pay the Servicer Fee owing to the Servicer and to make interest and principal payments on the Offered Notes. If, on any Payment Date, shortfall(s) exist and both the Residual Account and the Reserve Account have amounts on deposit therein, the Indenture provides that the shortfall shall first be funded from Residual Account moneys. Following the termination of a Residual Event, amounts on deposit in the Residual Account will be deposited into the Reserve Account to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Amount and thereafter will be released to the Issuers.

RESERVE ACCOUNT

     The Offered Noteholders will have the benefit of funds on deposit in an account (the "RESERVE ACCOUNT") to the extent that, on any Payment Date, there is a shortfall in the amount available to pay the Servicer Fee owing the Servicer or to make interest and principal payments on the Offered Notes. The
Reserve Account will be funded by an initial deposit of [     ]% of the Initial
Principal Balance of all Offered Notes (that amount, the "RESERVE ACCOUNT INITIAL DEPOSIT"). Thereafter, additional deposits will be made to the Reserve Account on each Payment Date, to the extent that the amount on deposit in the Reserve Account (the "AVAILABLE RESERVE AMOUNT") is less than the Required Reserve Amount. See the caption "Description of Notes -- Flow of Funds" in this
prospectus. The "REQUIRED RESERVE AMOUNT" as of any Payment Date equals [     ]%
of the then aggregate Outstanding Principal Balances of the Offered Notes, subject to a floor amount (the "RESERVE ACCOUNT FLOOR") equal to the lesser of
(a) [     ]% of the Initial Principal Balance of the Offered Notes and (b) the
aggregate Outstanding Principal Balance of the Offered Notes. Amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be disbursed to the Issuers in accordance with the provisions of the Indenture.

     Amounts on deposit in the Reserve Account on any Payment Date shall be withdrawn therefrom and transferred to the Collection Account if the Available Funds (exclusive of the amounts transferred from the Reserve Account but after taking into account any transfer to the Collection Account from the Residual Account) for that Payment Date are insufficient to fund in full the items described above under "-- Flow of Funds" which items are of a higher priority than the funding of the Reserve Account.

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR

     The Originator will provide warranties in the Contribution Agreement (as of the Closing Date with respect to the Contracts), the benefits of which will be assigned to the Trustee, including that:

     - as of the Cut-Off Date, no more than [     ]% of a payment on any
       Contract was more than 60 days past due and (except for payments which are 60 days or less past due) there was no default, breach, violation or event permitting acceleration under the terms of any Contract;

     - no provision of any contract has been waived, altered or modified in any respect other than in compliance with the Servicer's credit and collection policy, except by instruments or documents contained in the related Contract File (other than payment delinquencies permitted under clause (i) above);

     - each Contract represents the legal, valid and binding payment obligation of the User, enforceable in accordance with its terms, subject to restrictions imposed under bankruptcy laws and the availability of equitable relief;

     - the Contracts generally are not, and will not be, subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury;

     - all requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of each Contract have been complied with in all material respects;

     - each Contract contains provisions requiring the User to assume all risk of loss or malfunction of the related Equipment, and making the User absolutely and unconditionally liable for all payments required to be made thereunder, without any right of setoff for any reason whatsoever;

     - no Contract provides for the substitution, exchange or addition of any other items of equipment pursuant to the Contract which would result in any reduction of the total Scheduled Payments thereon or extension of payments due under each Contract except for extensions which would not extend beyond the term of the Contract with the longest remaining term as of the Closing Date;

     - each Contract was assignable by the Originator and is assignable by the Issuers;

     - all necessary action shall have been taken by the Originator to transfer to the Issuers all of the Originator's right, title and interest in and to each Contract and the related Equipment;

     - immediately prior to the sale or contribution of the Contracts and the related Equipment to the Issuers, the Originator was the sole owner of each Contract and the related Equipment free and clear of any liens and encumbrances;

     - no Contract has been satisfied, subordinated or rescinded, except for any Contract prepaid in full after the Cut-Off Date but before the Closing Date; and

     - no one User (including its affiliates) has Contracts with an Aggregate
       Contract Principal Balance that exceeds [     ]% of the Original
       Aggregate Contract Principal Balance.

     The Originator will also represent that, as of the Closing Date, the Contracts have the following characteristics assuming a discount rate equal to the Statistical Discount Rate: (A) each Contract has a remaining term as of the
Closing Date of not less than [     ] months and not more than [     ] months,
(B) the weighted average remaining term of the Contracts is approximately
[     ] months, (C) none of the Contracts have a Contract Principal Balance, as
of the Cut-Off Date, of more than $[          ], (D) as of the Cut-Off Date, no
item of Equipment has been repossessed, (E) no more than [     ]% of the
Original Aggregate Contract Principal Balance is attributable to Contracts with Users in any single state, and (F) no Contract has a Scheduled Payment or Final
Contract Payment due after             ,        .

     The representations and warranties will survive the pledge of the Contracts to the Trustee, for the benefit of the Noteholders.

     Under the terms of the Contribution Agreement and the Indenture, the Originator will be obligated to accept the reconveyance of any Contract and deposit the related Prepayment Amount with the Trustee on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty made by the Originator or the Servicer, respectively, that materially adversely affects the Contract, which breach has not been cured or waived in all material respects. This obligation either to accept the reconveyance of the Contract and remit the Prepayment Amount will constitute the sole remedy against the Originator available to the Issuers, the Trustee and the Noteholders for a breach of a representation or warranty made by the Originator with respect to the required characteristics of the Contracts.

INDEMNIFICATION

     The Indenture will provide that the Servicer will defend and indemnify the Issuers, the Originator, the Trustee and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii) the failure of the Servicer to perform its duties under the Indenture. Advanta Business Services's obligations, as Servicer, to indemnify the Noteholders for its acts or omissions as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. The indemnification does not extend to indirect, incidental, special or consequential damages.

THE ACCOUNTS

     The Trustee is required in accordance with the Indenture and the Series Supplement to establish and maintain four accounts (each, an "ACCOUNT"), the Collection Account, the Advance Payment Account, the Residual Account and the Reserve Account. Each is to be held by the Trustee for the benefit of the Noteholders. Each Account will be one or more segregated trust accounts.

     The Servicer is required to deposit in the Collection Account all collections received by it with respect to the Contracts within two Business Days, or any later date as permitted by the Rating Agencies, following the Servicer's determination that the amounts relate to the Contracts or the Equipment.

     Servicer Advances, if any, are required to be deposited into the Collection Account not later than the Determination Date for the related Collection Period. The Originator or the Servicer will deposit in the Collection Account, not later than the Determination Date, any Prepayment Amount then due and payable by it.

     The Servicer is required to deposit Advance Payments and Security Deposits received by the Servicer in the Advance Payment Account not later than the Determination Date for the related Collection Period. "ADVANCE PAYMENTS" are amounts paid by a User during a Collection Period with respect to amounts due from the User in subsequent Collection Periods but do not include Prepayment Amounts. The Servicer is required to instruct the Trustee for any Collection Period to transfer from the Advance Payment Account to the Collection Account not later than the related Determination Date (i) the portion of any Advance Payment that constitutes Scheduled Payments due and owing for a Collection Period and (ii) the portion of any Security Deposit being applied to a Scheduled Payment or Final Contract Payment in accordance with the Indenture, in each case, no later than the related Determination Date.

     The Indenture permits the Servicer to direct the investment of amounts in the Accounts in Eligible Investments that mature not later than the Business Day prior to the next succeeding Payment Date. Any income from the investments will be included in Available Funds.

     The Servicer may deduct from amounts otherwise payable to the Collection Account with respect to a Collection Period an amount equal to amounts previously deposited by the Servicer into the Collection Account but (i) subsequently deemed uncollectible as a result of dishonor of the instrument of payment for or on behalf of the User or (ii) later determined to have resulted from mistaken deposits.

     "ELIGIBLE INVESTMENTS" include any of the following: (i) marketable full faith and credit obligations of the United States; (ii) marketable obligations directly and fully guaranteed by the full faith and credit of the United States of America; (iii) bankers' acceptances and certificates of deposit and other interest-bearing obligations issued by any bank with capital, surplus and undivided profits of at least $100,000,000 and the short-term securities of which are rated "A-1" by S&P and "P-1" by Moody's; (iv) repurchase obligations for underlying securities of the types described in (i), (ii) and (iii) above entered into with a bank of the type described in (iii) above; (v) commercial paper rated at least "A-1+" by S&P and "P-1" by Moody's; (vi) shares in money market funds which invest solely in obligations, bankers' acceptances, certificates of deposit, repurchase agreements and commercial paper of the types described in clauses (i) through (v), bankers' acceptances, certificates of deposit, repurchase agreements or commercial paper set forth in those clauses, which money market funds are rated at least "AAm" or "AAm-g" by S&P and "Aa1" by Moody's; and (vii) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time the investment, or the commitment to make such investment, is entered into, the short-term debt rating of the depository institution or trust company shall be at least "A-1" by S&P and "P-1" by Moody's.

ADVANCES

     In the event that any User fails to remit its full Scheduled Payment or Final Contract Payment on any Delinquent Contract by the Calculation Date, the Servicer may, but is not required to, make an advance, no later than the related Determination Date, from its own funds of an amount equal to the unpaid Scheduled Payment (a "SERVICER ADVANCE").

     A "DELINQUENT CONTRACT" will mean, as of any date, a Contract as to which Scheduled Payment, or part thereof, remains unpaid for more than 60 days from the original due date therefor. With respect to any Delinquent Contract, whenever the Servicer shall have determined that it will be unable to recover a proposed Servicer Advance or a portion thereof on the Delinquent Contract, the Servicer will have no obligation to make the advance, but will be required to enforce its remedies (including acceleration) under the Contract. The Indenture provides that, in the event that the Servicer determines that any Servicer Advances previously made are nonrecoverable ("NONRECOVERABLE ADVANCES") or any Delinquent Contracts for which the Servicer has made a Servicer Advance in respect thereof become Defaulted Contracts, the Trustee shall draw on the Collection Account to repay the Servicer Advances to the Servicer before the payment to Noteholders has been made as set forth above under " -- Flow of Funds."

WITHHOLDING

     The Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments of interest with respect to the Notes. The consent of Noteholders will not be required for the withholding. In the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to the affected Noteholders.

REPORTS TO NOTEHOLDERS

     On each Payment Date, the Trustee will forward with each payment to the Noteholders, a statement prepared by the Servicer setting forth the following information (per $1,000 of Initial Note Principal Amount as to (a) and (b) below):

          (a) The amount of the payment allocable to that Noteholder's Percentage Interest of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment or the Class D Principal Payment, as applicable, and Class A Overdue Principal, the Class B Overdue Principal, Class C Overdue Principal or Class D Overdue Principal, as applicable;

          (b) The amount of the payment allocable to that Noteholder's portion of Class A Note Interest, Class B Note Interest or Class C Note Interest, as applicable, and Class A Overdue Interest, Class B Overdue Interest or Class C Overdue Interest, as applicable;

          (c) The aggregate amount of fees and compensation received by the Servicer pursuant to the Indenture for the Collection Period;

          (d) The Class A Note Principal Balance, the Class B Note Principal Balance, the Class C Note Principal Balance, the Class D Note Principal Balance, the Class A Note Factor, the Class B Note Factor, the Class C Note Factor, the Class D Note Factor, the Aggregate Contract Principal Balance and the Collateral Factor, after taking into account all distributions made on that Payment Date;

          (e) The total unreimbursed Servicer Advances with respect to the related Collection Period;

          (f) The Aggregate Contract Principal Balance for all Contracts that became Defaulted Contracts during the related Collection Period, calculated immediately prior to the time the Contracts became Defaulted Contracts; and

          (g) The amount on deposit in the Reserve Account and the Residual Account.

     The "CLASS A NOTE FACTOR" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on that Payment
Date) to (y) the Class A Initial Principal Balance.

     The "CLASS B NOTE FACTOR" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class B Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions and to be made on that Payment
Date) to (y) the Class B Initial Principal Balance.

     The "CLASS C NOTE FACTOR" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class C Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on that Payment
Date) to (y) the Class C Initial Principal Balance.

     The "CLASS D NOTE FACTOR" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class D Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on that Payment
Date) to (y) the Class D Initial Principal Balance.

     The "COLLATERAL FACTOR" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Aggregate Contract Principal Balance as of the immediately preceding Calculation Date to (y) the Original Aggregate Contract Principal Balance.

     In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, 2000, the Trustee will furnish to each Noteholder of record at any time during the preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for the preceding calendar year to enable Noteholders to prepare their federal income tax returns.

REBATES, REFUNDS, MODIFICATIONS, PAYMENTS FROM THIRD PARTIES

     The Servicer has agreed to manage, administer and service the Receivables and to enforce and make collections on the Receivables and any insurance policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it.

     The Servicer may grant to a User any rebate, refund or adjustment that the Servicer in good faith believes is required, because of prepayment in full of a Contract. The Servicer may deduct the amount of the rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Contract which would materially impair the rights of the Trustee or the Noteholders in the Contracts or the proceeds thereof, nor will the prepayment price, after giving effect to the rebate, refund or adjustment (and without any adjustment for any Security Deposit previously paid by the User) be less than the Prepayment Amount.

     The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders. The Servicer will be required to pursue, in its reasonable business judgment, all of its rights and remedies to require each User to pay all Scheduled Payments due on each Contract, as well as to maximize other recoveries with respect thereto in the form of Residual Receipts and Defaulted Residual Receipts.

     With respect to amounts due under a Contract, the Servicer may accept payments from any entity on behalf of the relevant User and credit the amounts against amounts due from the User.

     As used herein:

     "FINAL CONTRACT PAYMENT" means a payment required to be made by a User at the time of the Contract's maturity in the nature of a "balloon" payment, which payment may be (i) a specified amount or (ii) a minimum specified amount plus an unspecified excess amount which together with the minimum specified amount is the lesser of (a) the fair market value of the related Equipment at contract maturity or (b) a maximum specified amount.

     "RESIDUAL RECEIPTS" means, generally, (x) the proceeds of a User's optional purchase or renewal of Equipment and (y) proceeds of the sale or re-lease of Equipment, in each case to the extent the proceeds exceed any Scheduled Payments and Final Contract Payments remaining unpaid.

     "RECOVERIES" means all amounts received in respect of a Charged-Off Contract, including, without limitation, amounts received in connection with the sale or other disposition of Equipment, the sale or other distribution of Defaulted Contracts, insurance proceeds with respect to the related Equipment or any other payments made by or on behalf of the related User, including any amounts paid from a security deposit and applied by the Servicer as a Recovery and, in each case, as reduced by (i) any unreimbursed Servicer

Advances with respect to the Contract or the Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing the Contract or in liquidating the Equipment. Recoveries are not Residual Receipts.

SERVICING COMPENSATION

     For its servicing of the Contracts, the Servicer will be entitled to receive (a) a monthly fee (the "SERVICER FEE") of the product of (i) one-twelfth of 1.00% (the "SERVICER FEE PERCENTAGE") and (ii) the Aggregate Contract Principal Balance of all Contracts as of the beginning of the previous Collection Period, payable out of the Collection Account and (b) the Servicing Charges. "SERVICING CHARGES" means (i) any late payment charges paid by a User on a delinquent Contract after application of the charges to amounts then due under the Contract and (ii) any other incidental charges or fees received from a User, including insurance premium payments and prepayment charges paid by a User in connection with a prepayment.

     The servicing compensation will compensate the Servicer for customary equipment contract servicing activities to be performed by the Servicer for the Trustee for the benefit of the Noteholders, additional administrative services performed by the Servicer on behalf of the Trustee for the benefit of the Noteholders and expenses paid by the Servicer on behalf of the Trustee for the benefit of the Noteholders.

     The Servicer, on behalf of the Trustee for the benefit of the Noteholders, will be responsible for the managing, servicing and administering the Contracts and enforcing and making collections on the Contracts and any insurance policies and for the enforcing of any security interest in any item of Equipment, all as set forth in the Indenture. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Users, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Trustee in the Equipment and the Contracts.

     The Servicer is required to furnish to the Trustee, and the Trustee is required to furnish to the Noteholders, copies of the Servicer's annual audited and quarterly unaudited financial statements.

     The Indenture will provide that the Servicer, upon request of the Trustee, will furnish to the Trustee the underlying data necessary for performing the Trustee's duties under the Indenture or for enforcement actions as can be generated by the Servicer's existing data processing system.

SERVICER NOT TO RESIGN

     The Indenture will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of its duties is no longer permissible under applicable law; however, as described below, the Servicer may transfer its duties, obligations, rights and privileges to a successor and the successor shall become the Servicer. The Servicer can only be removed pursuant to an Events of Servicer Termination as discussed below.

MERGER, CONSOLIDATION, OR ASSUMPTION OF THE OBLIGATIONS OF THE SERVICER

     Any corporation (i) into which the Servicer may be merged or consolidated,
(ii) resulting from any merger or consolidation to which the Servicer shall be a party or (iii) succeeding to the business of the Servicer, shall be the successor to the Servicer under the Indenture and the successor in any of the foregoing cases shall execute an agreement of assumption, in a form reasonably satisfactory to the Trustee, agreeing to perform every obligation of the Servicer under the Indenture and under the Series Supplement. Any corporation succeeding to the business of the Servicer by merger, consolidation or otherwise shall be a corporation organized and existing under the laws of the United States or any state and shall have a tangible net worth of at least $20,000,000.

     In addition to the provisions set forth in the preceding paragraph, if the Servicer is Advanta Business Services or an affiliate thereof, the Servicer may transfer all of its duties, obligations, rights and privileges as

Servicer under the Indenture and all Supplements hereto to any affiliate of Advanta Business Services provided that the then Servicer shall give 30 days prior written notice of the change to the Trustee and the entity assuming the Servicer position shall execute an agreement of assumption, in a form reasonably satisfactory to the Trustee agreeing to perform every obligation of the Servicer under the Indenture and under the Series Supplement. Upon the execution and delivery to the Trustee of the written assumption the Affiliate shall become the Servicer under the Indenture and under the Series Supplement without any further act on the part of any of the parties thereto.

EVENTS OF DEFAULT AND NOTICE THEREOF

     The following events will be defined in the Indenture as "EVENTS OF
DEFAULT":

          (a) default for five calendar days or more in making Interest Payments when due and payable;

          (b) the Outstanding Principal Balance of any Class of Offered Notes is not reduced to zero by that Class's Stated Maturity Date;

          (c) default in the performance, or breach, by either Issuer of negative covenants limiting its actions;

          (d) default in the performance, or breach, of any other covenant of either Issuer in the Indenture, and continuance of the default or breach for a period of 30 days after the earliest of (i) any officer of the Issuer first acquiring the knowledge thereof, (ii) the Trustee's giving written notice thereof to the Issuer or (iii) the holders of a majority of the then Outstanding Principal Balance of the Notes giving written notice thereof to the Issuers and the Trustee;

          (e) if any representation or warranty of either Issuer made in the Indenture or any other writing provided to the holders of the Notes proves to be incorrect in any material respect as of the time when the same has been made; provided, however, that the breach of any representation or warranty made by either Issuer will be deemed to be "material" only if it negatively affects the Noteholders, the enforceability of the Indenture or of the Notes; or

          (f) insolvency or bankruptcy events relating to either Issuer.

     The Indenture will provide that the Trustee shall give the Noteholders notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods).

     If an Event of Default specified in clause (f) above occurs, the unpaid principal amount of all outstanding Notes shall automatically become due and payable together with all accrued and unpaid interest thereon.

     If any other Event of Default occurs and is continuing, then the Trustee may or, if so directed by the holders of 66 2/3% of the then Outstanding Principal Balance of the Notes, will declare the unpaid principal amount of all the Notes to be due and payable immediately, together with all accrued and unpaid interest thereon.

     If the Notes have been declared due and payable, the Trustee may institute proceedings to collect amounts due or foreclose on the Trust Estate or any portion thereof, exercise remedies as a secured party, sell the Trust Estate or any portion thereof or elect to have the Issuers maintain possession of the Trust Estate and continue to apply collections on the Trust Estate as if there had been no declaration of acceleration. The Trustee, however, will be prohibited from selling the Trust Estate following an Event of Default, unless
(i) the Holders of all the outstanding Notes consent to the sale; (ii) the proceeds of the sale distributable to Holders of the Notes are sufficient to pay in full the principal of and the accrued interest on all the outstanding Notes at the date of the sale; or (iii) the Trustee determines that the Trust Estate may not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the obligations had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the aggregate outstanding amount of the Notes. However, if the Event of Default involves other than non-payment of principal or interest on the Notes, the Trustee may not sell the Trust Estate unless the sale is for an amount greater than or equal to the Outstanding Principal Balance of the Offered Notes or unless directed to do so by the holders of 66 2/3% of the then Outstanding Principal Balance of the Notes.

     Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any moneys that may then be held or thereafter received by the Trustee shall be applied in the following order of priority, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Notes and surrender thereof:

          First to the payment of all costs and expenses of collection incurred by the Trustee and the Noteholders (including the reasonable fees and expenses of any counsel to the Trustee and the Noteholders);

          Second to the payment of all Servicer's Fees then due to the Servicer;

          Third first, to the payment of all accrued and unpaid interest on the Outstanding Principal Balance of the Class A Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue interest and principal to the date of payment thereof at the rate per annum equal to the Class A Interest Rate; second, to the payment of all accrued and unpaid interest on the Outstanding Principal Balance of the Class B Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue interest and principal to the date of payment thereof at the rate per annum equal to the Class B Interest Rate; third, to the payment of all accrued and unpaid interest on the Outstanding Principal Balance of the Class C Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue interest and principal to the date of payment thereof at the rate per annum equal to the Class C Interest Rate; fourth, to the payment of the Outstanding Principal Balance of the Class A Notes to the date of payment when the balance is reduced to zero; fifth, to the payment to zero of the Outstanding Principal Balance of the Class B Notes to the date of payment when the balance is reduced to zero; and sixth, to the payment of the Outstanding Principal Balance of the Class C Notes to the date of payment when the balance is reduced to zero; provided that the Noteholders may allocate the payments for interest and principal at their own discretion, except that the allocation shall not affect the allocation of the amounts or future payments received by any other Noteholder;

          Fourth to the payment of amounts then due to the Trustee under the Indenture and not paid pursuant to clause First above; and

          Fifth to the payment of the remainder, if any, to the Class D Noteholders, to the Issuers or any other Person legally entitled thereto.

     The Issuers will be required to furnish annually to the Trustee, a statement of officers of the Issuers to the effect that to the best of their knowledge the Issuers are not in default in the performance and observance of the terms of the Indenture or, if the Issuers are in default, specifying the default.

     The Indenture will provide that the holders of 66 2/3% in Outstanding Principal Balance of the Offered Notes (excluding any Notes held by Advanta Business Services or any of its affiliates) will have the right to waive defaults and, subject to limitations established in the Indenture, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for exercising any trust or power conferred on the Trustee. The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise its rights and powers under the Indenture and to use the degree of care and skill in its exercise of its rights that a prudent man would exercise or use in the conduct of his own affairs. Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee reasonable security or indemnity.

AMENDMENT OF INDENTURE

     Subject to specific exceptions, under the Indenture, the rights and obligations of the Issuers and the rights of the Noteholders may not be modified by the Issuers without the consent of the holders of not less than 66 2/3% in Outstanding Principal Balance of the Notes (excluding any Notes held by Advanta Business Services or any of its affiliates); but no modification may be made which would (a) extend the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of principal or interest thereon, without the consent of the holder of each Note so affected or (b) reduce the above-stated percentage of Offered Notes, without the consent of the holders of all Notes then outstanding under the Indenture.

EVENTS OF SERVICER TERMINATION

     The following events and conditions are defined in the Indenture as "EVENTS OF SERVICER TERMINATION":

          (a) failure on the part of the Servicer to remit to the Trustee within five calendar days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Indenture;

          (b) failure on the part of the Servicer to perform or observe any other term, covenant or agreement in the Indenture or in any related agreement with the result that the interests of the Noteholders or of the Trustee have been materially and adversely affected, and the failure has been unremedied for 30 calendar days after receipt by the Servicer of a written notice from the Trustee;

          (c) if any representation or warranty of the Servicer made in the Indenture or any related agreement shall prove to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by the Servicer will be deemed to be "material" only if it affects the Noteholders, the enforceability of the Indenture or of the Notes; and provided further that the material breach of any representation or warranty made by Advanta Business Services in the Contribution Agreement with respect to any of the Contracts or the Equipment subject thereto will not constitute a Servicer Event of Default if Advanta Business Services or successor thereto repurchases the Contract and Equipment in accordance with the Contribution Agreement to the extent provided therein; and

          (d) events of insolvency or bankruptcy relating to the Servicer.

SERVICER TERMINATION

     So long as an Event of Servicer Termination under the Indenture is continuing, the Trustee shall, upon the instructions of the holders of 66 2/3% in Outstanding Principal Balance of the Notes (excluding any Notes held by the Servicer or any affiliate of the Servicer), by notice in writing to the Servicer terminate all of the rights and obligations of the Servicer (but the Servicer's obligations which shall survive the termination) under the Indenture. Upon the receipt by the Servicer of the written notice, all authority and power of the Servicer under the Indenture to take any action with respect to any Contract or Equipment will cease and the same will pass to and be vested in the Trustee (or other successor Servicer) pursuant to and under the Indenture.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Notes will be directly related to the rate of principal payments on the underlying Contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of principal payments. The principal payments on the Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any of these payments will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount into the Collection Account.

     Most Contracts which are leases in form do not provide for the right of the User to prepay. Under the Indenture, the Servicer will be permitted to allow prepayments in full or in part; provided that no prepayment of a Contract will be allowed in an amount less than the Prepayment Amount.

     The effective yield to Noteholders will depend upon, among other things, the price at which the Notes are purchased, and the amount of and rate at which principal, including both scheduled and nonscheduled payments thereof, is paid to the Noteholders. The yield to Noteholders will be affected by lags between the time interest accrues to Noteholders and the time the related interest income is received by the Noteholders.

     The following chart sets forth the percentage of the Initial Principal Balance of the Class A, Class B and Class C Notes (assuming Initial Principal
Balances equal to $          , $          and $          , respectively) which
would be outstanding on the Payment Dates set forth below assuming a CPR of
     % and      %, respectively, and were calculated using the Statistical
Discount Rate. This information is hypothetical and is set forth for illustrative purposes only.

     This information is based upon assumptions which may or may not be accurate. Actual payment experience may vary significantly from the following table.

     The Conditional Payment Rate ("CPR") assumes that a fraction of the Aggregate Contract Principal Balance is prepaid on each Calculation Date, which implies that each Contract is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Contract pool. The CPR equals the monthly prepayments divided by the previous month's outstanding discounted present value of the Contracts minus the payment of all Scheduled Payments on the Contracts during that Collection Period. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of Scheduled Payments as of the Statistical Calculation Date, assumes that the Issuers do not exercise their
options to redeem the Notes and assumes the Closing Date is             , 1999
and the first Payment Date is             , 1999.

              PERCENTAGE OF THE CLASS A, CLASS B AND CLASS C NOTES OUTSTANDING AT THE RESPECTIVE CONDITIONAL PAYMENT RATE SET FORTH BELOW

                                        % CPR                               % CPR
                           --------------------------------    --------------------------------
                            CLASS       CLASS       CLASS       CLASS       CLASS       CLASS
PAYMENT DATE                  A           B           C           A           B           C
------------               --------    --------    --------    --------    --------    --------
Closing Date
June 1999................
July 1999................
August 1999..............
September 1999...........
October 1999.............
November 1999............
December 1999............
January 2000.............
February 2000............
March 2000...............
April 2000...............
May 2000.................
June 2000................
July 2000................
August 2000..............
September 2000...........
October 2000.............

              PERCENTAGE OF THE CLASS A, CLASS B AND CLASS C NOTES OUTSTANDING AT THE RESPECTIVE CONDITIONAL PAYMENT RATE SET FORTH BELOW

                                        % CPR                               % CPR
                           --------------------------------    --------------------------------
                            CLASS       CLASS       CLASS       CLASS       CLASS       CLASS
PAYMENT DATE                  A           B           C           A           B           C
------------               --------    --------    --------    --------    --------    --------
November 2000............
December 2000............
January 2001.............
February 2001............
March 2001...............
April 2001...............
May 2001.................
June 2001................
July 2001................
August 2001..............
September 2001...........
October 2001.............
November 2001............
December 2001............
January 2002.............
February 2002............
March 2002...............
April 2002...............
May 2002.................
June 2002................
July 2002................
August 2002..............
September 2002...........
October 2002.............
November 2002............
December 2002............
January 2003.............
February 2003............
March 2003...............
April 2003...............
May 2003.................
June 2003................
July 2003................
August 2003..............
September 2003...........
October 2003.............
November 2003............
December 2003............
January 2004.............
February 2004............
March 2004...............
April 2004...............
May 2004.................

              PERCENTAGE OF THE CLASS A, CLASS B AND CLASS C NOTES OUTSTANDING AT THE RESPECTIVE CONDITIONAL PAYMENT RATE SET FORTH BELOW

                                        % CPR                               % CPR
                           --------------------------------    --------------------------------
                            CLASS       CLASS       CLASS       CLASS       CLASS       CLASS
PAYMENT DATE                  A           B           C           A           B           C
------------               --------    --------    --------    --------    --------    --------
June 2004................
July 2004................
August 2004..............
September 2004...........
October 2004.............
November 2004............
December 2004............
January 2005.............
February 2005............
March 2005...............
April 2005...............
May 2005.................
Weighted Average Life(1)
  (Years)................

---------------
(1) The weighted average life of a Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Balance of the respective Note by the number of years from the Closing Date to such Payment Date, (b) adding the results, and (c) dividing the sum by the respective Initial Principal Balance.

For the      % CPR and      % CPR scenarios, if the Issuers exercise their
option to redeem the Notes pursuant to a "clean-up call," the average life of
the Class A Notes, Class B Notes and Class C Notes would be   years,   years and
  years, respectively.

                    LEGAL MATTERS AFFECTING THE RECEIVABLES

GENERAL

     The Contracts which are leases, are triple-net leases, requiring the Users to pay all taxes, maintenance and insurance associated with the Equipment, and primarily cannot be cancelled by the Users.

     The Contracts which are leases are "hell or high water" leases, under which the obligations of the User are absolute and unconditional, regardless of any defense, setoff or abatement which the User may have against Advanta Business Services, the Servicer, the Issuers, or any other person or entity whatsoever.

     Events of default under the Contracts are generally the result of failure to pay amounts when due, failure to observe other covenants in the Contract, misrepresentations by, or the insolvency, bankruptcy or appointment of a trustee or receiver for the User under a Contract. The remedies of the Originator (and the Issuers as assignee) following a notice and cure period are generally to seek to enforce the performance by the User of the terms and covenants of the Contract (including the User's obligation to make scheduled payments) or recover damages for the breach thereof, to accelerate the balance of the remaining scheduled payments paid to terminate the rights of the User under the Contract. Although the Contracts permit the Originator to repossess and dispose of the related Equipment in the event of a lease default, and to credit the proceeds against the User's liabilities thereunder, the remedies may be limited where the User thereunder is subject to bankruptcy, or other insolvency proceedings.

UCC AND BANKRUPTCY CONSIDERATIONS

     Most Contracts which are leases are "chattel paper" which creates a security interest in the related item of Equipment with respect to the Contract. A security interest in personal property is generally not a perfected security interest unless a UCC financing statement has been filed in the appropriate filing office with respect to the security interest. The Originator has filed UCC financing statements in its favor against Users in respect of Equipment with an original Equipment cost in excess of $25,000. Financing statements in favor
of the Originator with respect to approximately      % of the Original
Statistical Aggregate Contract Principal Balance have been so filed. Neither the Issuers nor Advanta Business Services expect to take action to perfect the interest of the Originator in any Equipment to the extent the original Equipment cost of the related Equipment is less than or equal to $25,000. As a result, the Originator generally does not have a perfected security interest in Equipment with an original Equipment cost of less than or equal to $25,000. To the extent UCC financing statements evidencing the Originator's security interest in the Equipment have not been filed against the User (i.e., with respect to those Users relating to Equipment with an original cost of less than $25,000) no security interests in the Equipment will be perfected in favor of the Originator, the Issuers or the Trustee. Consequently, another party (such as a creditor of the User) may acquire rights in the Originator's interest in the Equipment superior to those of the Issuer or the Trustee. The lack of a perfected security interest in the Equipment will result in claims against the Users being unsecured and may adversely affect the ability of the Servicer to realize on the Equipment.

     For Contracts relating to items of Equipment with original Equipment costs in excess of $25,000, the Originator will represent and warrant that a UCC financing statement in its favor has been filed in the appropriate filing office, with the result that the Originator has obtained a perfected security interest in the Equipment. Because of the administrative burden and expense involved, no UCC financing statements will be individually assigned by the Originator to either the Issuers or the Trustee. General, "blanket" UCC financing statements will be filed, however, naming (i) the Originator, as debtor, and the Issuers as secured party (in New Jersey), and (ii) the Issuers, as debtors, and the Trustee as secured party (in most states).

     Furthermore, the Bankruptcy Code provides that the retention of bare legal title to a property interest, such as a lien on personal property, for servicing purposes, does not, in and of itself, vest beneficial ownership of the property interest in the legal title holder. The likely legal result of the foregoing, in light of the transfer of the Contracts and the Equipment to the Issuers, is to transfer to the Issuers the benefits of all perfected security interests in those items of Equipment in which the Originator itself had a perfected security interest (i.e., with respect to items of Equipment with an original Equipment cost in excess of $25,000). Pursuant to the Indenture, the Issuers will pledge all of their respective right, title and interest in and to the Trust Estate (including security interests in the Equipment) to the Trustee for the benefit of the Noteholders.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes generally the material United States federal income tax consequences of an investment in the Offered Notes. The following summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the Issuers ("SPECIAL TAX COUNSEL"). The summary is based on the Internal Revenue Code of 1986, as amended (the "CODE") as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the Offered Notes, deals only with Offered Notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding Offered Notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the Offered Notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in an

Offered Noteholder. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the Offered Notes described herein. Accordingly, persons considering the purchase of Offered Notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the Offered Notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES

     Treatment of the Offered Notes as Debt. Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision and hence the matter cannot be free from doubt, the Offered Notes will be characterized as debt for United States federal income tax purposes. Additionally, the Issuers will agree by entering into the Indenture, and the Offered Noteholders will agree by their purchase and holding of Offered Notes, to treat the Offered Notes as debt for United States federal income tax purposes.

     If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that a class of Offered Notes did not represent debt for United States federal income tax purposes, those Offered Notes might be treated as equity interests in an Issuer or some other entity for such purposes. If so treated, investors could be treated for such purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of an Offered Noteholder as a partner could have adverse tax consequences to certain holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. If Offered Notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Offered Notes recharacterized as equity, and any increase in the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the Offered Notes; further, Offered Noteholders might not be entitled to any dividends received deduction in respect of payments of interest on Notes treated as dividends. Prospective investors should consult with their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the Offered Notes as debt is correct.

INTEREST AND ORIGINAL ISSUE DISCOUNT

     In general, stated interest on an Offered Note will be includible in gross income as it accrues or is received in accordance with an Offered Noteholder's usual method of tax accounting. If the Offered Notes are issued with original issue discount ("OID"), the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those Offered Notes. Under those provisions, a Holder of an Offered Note (including a cash basis holder) generally would be required to include the OID on an Offered Note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, an Offered Note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the Offered Note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Offered Notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to Holders of the Offered Notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on an Offered Note is

"unconditionally payable" and hence that all of such interest should be included in the Offered Note's stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most Holders of the Offered Notes, but prospective Noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The Issuers intend to take the position that interest on the Offered Notes constitutes "qualified stated interest" and that the above consequences do not apply.

MARKET DISCOUNT

     A Holder of an Offered Note who purchases an interest in an Offered Note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of an Offered Note and partial principal payments on an Offered Note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry an Offered Note that has market discount.

MARKET PREMIUM

     A Holder of an Offered Note who purchases an interest in an Offered Note at a premium may elect to amortize the premium against interest income over the remaining term of the Offered Note in accordance with the provisions of Section 171 of the Code.

SALE OF THE OFFERED NOTES

     Upon the sale of an Offered Note, the Holder of the Offered Note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale (other than amounts attributable to accrued interest) and the Holder's adjusted tax basis in the Offered Note. The Holder's adjusted tax basis in the Offered Note generally will equal the cost of the Offered Note to such Holder, increased by any market or original issue discount previously included in income by such Holder with respect to the Offered Note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by such Holder with respect to such Offered Note. Any such gain or loss will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the Offered Note has been held for more than one year.

FOREIGN HOLDERS

     Under United States federal income tax law now in effect, payments of interest by the Issuers to a Holder of an Offered Note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person
(i) is not for United States federal income tax purposes (a) actually or constructively a "10 percent shareholder" of an Issuer, (b) a "controlled foreign corporation" with respect to which an Issuer is a "related person" within the meaning of the Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and
(ii) provides the person who is otherwise required to withhold United States tax with respect to the Offered Notes with an appropriate statement (on IRS Form W-8 or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the Offered Note is a foreign person and providing the foreign person's name and address. If an Offered Note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8 or substitute form provided by the foreign person that owns the Offered Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001; foreign persons should consult their tax advisors concerning the impact to them, if any, of such revised procedures.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an Offered Note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

BACKUP WITHHOLDING

     Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of an Offered Note, may be subject to "backup withholding" tax under Section 3406 of the Code at a rate of 31% if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Holders of the Offered Notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR TAX SITUATION, AND DOES NOT PURPORT TO ADDRESS THE ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED NOTES AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS.

                             STATE TAX CONSEQUENCES

     Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of holding the Offered Notes. However, purchasers of Offered Notes should be aware that if some of the Offered Notes were classified as interests in a partnership rather than as debt for applicable state and local tax purposes, certain states and localities might assert that the partnership is doing business therein and subject the affected Holders to taxation as a result of holding the affected Offered Notes. In addition, the Issuers, as Nevada corporations, are not subject to income or franchise taxes imposed by the state of Nevada, but the Issuers could be taxable in other states and localities by reason of their activities; if so, state and local taxes could reduce amounts available for distribution to Holders of the Offered Notes. ACCORDINGLY, PURCHASERS OF OFFERED NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ANY OFFERED NOTES.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code

(collectively, "PLANS"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan ("PLAN ASSETS"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code, collectively, "PARTIES IN INTEREST") who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Subject to the considerations described below, the Notes are eligible for purchase with Plan Assets of any Plan.

     Any fiduciary or other Plan investor considering whether to purchase the Notes with Plan Assets of any Plan should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the Originator, the Issuers, the Servicer, the Trustee or any other party may be Parties in Interest with respect to the investing Plan and may be deemed to be benefiting from the issuance of the Notes. If the Originator, any Issuer or the Servicer is a Party in Interest with respect to the prospective Plan investor, any fiduciary or other Plan investor considering whether to purchase or hold the Notes should consult with its counsel regarding the availability of exemptive relief under U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the DOL. A purchaser of the Notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

     In addition, under DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATION"), the purchase with Plan Assets of equity interests in the Trust Estate could, in certain circumstances, cause the Contracts and other property and rights included in the Trust Estate to be deemed Plan Assets of the investing Plan which, in turn, would subject the Issuers and the Trust Estate to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the Offered Notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax
Consequences -- Consequences to Holders of the Offered Notes" herein), and (b) should not be deemed to have any "substantial equity features," purchases of the Notes with Plan Assets should not be treated as equity investments and, therefore, the Contracts and other assets included in the Trust Estate should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     The Notes may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if any of the Originator, the Issuers, the Servicer, the Trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan; or (c) unless PTCE 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to such Plan. Each purchaser or holder of the Notes or any interest therein will be deemed to have represented by its purchase and holding thereof that it is not subject to the foregoing limitation.

     Any fiduciary or other Plan investor considering whether to purchase any Notes on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this Prospectus for guidance regarding the ERISA considerations applicable to the Notes offered hereby.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Notes without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in the underwriting agreement (the "UNDERWRITING AGREEMENT") for the sale of the Offered Notes, Advanta Business Services and the Issuers have agreed to sell and the underwriters named below (the "UNDERWRITERS") have agreed to purchase the Offered Notes as set forth below:

                                                           PRINCIPAL AMOUNT OF THE
            UNDERWRITERS OF THE CLASS A NOTES                   CLASS A NOTES
            ---------------------------------              -----------------------


                                                           PRINCIPAL AMOUNT OF THE
            UNDERWRITER OF THE CLASS B NOTES                    CLASS B NOTES
            --------------------------------               -----------------------


                                                           PRINCIPAL AMOUNT OF THE
            UNDERWRITER OF THE CLASS C NOTES                    CLASS C NOTES
            --------------------------------               -----------------------


     The Issuers have been advised by                , as representative of the
Underwriters, that the Underwriters propose initially to offer the Offered Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price, less a concession
not in excess of      % per Class A Note,      % per Class B Note and      % per
Class C Note. The Underwriters may allow and such dealers may reallow to other
dealers a discount not in excess of      % per Class A Note,      % per Class B
Note and      % per Class C Note.

                                           UNDERWRITERS'
                                           DISCOUNTS AND        AMOUNT PER
                                            COMMISSIONS     $1,000 OF PRINCIPAL    TOTAL AMOUNT
                                           -------------    -------------------    ------------
Class A Notes............................            %           $                   $
Class B Notes............................            %           $                   $
Class C Notes............................            %           $                   $
                                                                 --------            --------
     Total...............................
                                                                 ========            ========

     Additional offering expenses are estimated to be $          .

     Each Underwriter will represent and agree that:

          (a) it has not offered or sold, and, prior to the expiry of six months from the Closing Date, will not offer or sell, any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom;

          (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

          (d) it is a person of a kind described in Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The Originator has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
The Issuers have been advised by                , as representative of the
Underwriters, that the Underwriters presently intend to make a market in the Offered Notes, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Notes and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Notes.

     In connection with the offering of the Offered Notes, the Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Notes for the purpose of stabilizing its market price.

                          RATINGS OF THE OFFERED NOTES

     It is a condition to the issuance of the Notes that the Class A Notes be
rated at least "     ," that the Class B Notes be rated at least "     " and
that the Class C Notes be rated at least "     " by                , the Class A
Notes be rated at least "     ," the Class B Notes be rated at least "     " and
the Class C Notes be rated at least "     " by                and the Class A
Notes be rated at least "     ," the Class B Notes be rated at least "     " and
the Class C Notes be rated at least "     " by                , respectively
(each, a "RATING AGENCY" and, together, the "RATING AGENCIES").

     Each rating, will reflect only the views of the related Rating Agency and will be based primarily on the amount of subordination, the availability of funds on deposit in the Reserve Account and the Rating Agency's opinion of the credit quality of the Contracts and the other Pledged Assets included in the Trust Estate. The ratings are not a recommendation to purchase, hold or sell the related Notes, inasmuch as ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of a rating may have an adverse affect on the market price of the Offered Notes. The rating of the Offered Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Offered Notes by the Stated Maturity Date. The rating does not address the rate of prepayments that may be experienced on the

Contracts and, therefore, does not address the effect of the rate of prepayments on the return of principal to the Noteholders. See "Risk -- Limited Nature of Credit Ratings Assigned to the Notes" in this Prospectus.

                                    EXPERTS

     The balance sheets of Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX as of May 13, 1999, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

     Legal matters relating to the validity of the issuance of the Notes will be passed upon for the Issuers by Orrick, Herrington & Sutcliffe LLP, Washington,
D.C. Legal matters will be passed upon for the Underwriters by                ,
     .

                             REPORTS TO NOTEHOLDERS

     The Servicer will prepare monthly and annual reports that will contain information about the Offered Notes. The financial information contained in the reports will be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Notes are issued, the reports will be sent to Cede & Co., the nominee of DTC and the registered holder of the Offered Notes. No reports will be sent to you.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the Offered Notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Offered Notes.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings also are available to the public on the SEC Internet Site (http://www.sec.gov).

                                 INDEX OF TERMS

                                       PAGE
                                      ------
Account.............................      35
Advance Payments....................      36
Advanta Business Services...........      12
Advanta Leasing Receivables VIII....      12
Advanta Leasing Receivables IX......      12
Aggregate Contract Principal
  Balance...........................      17
Applicable Discount Rate............      21
Available Funds.....................      31
Available Reserve Amount............      34
Booked Residual Value...............      33
Business Day........................      26
Calculation Date....................      27
Cedelbank...........................      30
Cedelbank Customers.................      30
Class A Note Factor.................      37
Class A Note Interest...............      26
Class A Overdue Interest............      26
Class A Overdue Principal...........      26
Class A Percentage..................      27
Class A Principal Balance...........      27
Class A Principal Payment...........      27
Class B Note Factor.................      37
Class B Note Interest...............      26
Class B Overdue Interest............      26
Class B Overdue Principal...........      26
Class B Percentage..................      27
Class B Principal Balance...........      27
Class B Principal Payment...........      27
Class C Note Factor.................      37
Class C Note Interest...............      26
Class C Overdue Interest............      26
Class C Overdue Principal...........      26
Class C Percentage..................      27
Class C Principal Balance...........      27
Class C Principal Payment...........      27
Class D Note Factor.................      38
Class D Overdue Principal...........      26
Class D Percentage..................      27
Class D Principal Balance...........      27
Class D Principal Payment...........      27
Code................................      46
Collateral Factor...................      38
Collection Account..................      31
Collection Period...................      26
Complaint...........................      20
Contract Files......................      15

                                       PAGE
                                      ------
Contract Principal Balance..........      17
Contracts...........................      15
Contribution Agreement..............      12
Cooperative.........................      30
CPR.................................      43
Cumulative Net Loss Percentage......      32
Cut-Off Date........................      15
Defaulted Contract..................      33
Definitive Notes....................      27
Delinquent Contract.................      36
Depositaries........................      28
Determination Date..................      26
DOL.................................      50
Eligible Investments................      36
Equipment...........................      15
ERISA...............................      49
Euroclear...........................      30
Euroclear Operator..................      30
Euroclear Participants..............      30
Events of Default...................      40
Events of Servicer Termination......      42
Excess Amount.......................      16
Final Contract Payment..............  16, 38
Fleet...............................      20
Fleet Transaction...................      20
Holders.............................      25
Indenture...........................      12
Indirect Participants...............      28
Interest Accrual Period.............      26
Interest Payments...................      26
IRS.................................      47
Issuer..............................      12
Issuers.............................      12
Issuers' Interest...................      32
Net Residual Value..................      21
Nonrecoverable Advances.............      36
Notes...............................      12
Offered Notes.......................      12
OID.................................      47
Original Statistical Aggregate
  Contract Principal Balance........      21
Originator..........................      12
Outstanding Principal Balance.......      26
Participants........................      28
Parties in Interest.................      50
Payment Date........................      25

                                       PAGE
                                      ------
Plan Asset Regulation...............      50
Plan Assets.........................      50
Plans...............................      50
Pledged Assets......................      15
Prepayment Amount...................      16
Principal Payments..................      26
PTCE................................      50
Purchase Option Contracts...........      16
Purchase Option Equipment...........      16
Purchase Option Payments............      16
Rating Agencies.....................      52
Rating Agency.......................      52
Receivables.........................      15
Record Date.........................      26
Recoveries..........................      38
Required Reserve Amount.............      34
Reserve Account.....................      34
Reserve Account Floor...............      34
Reserve Account Initial Deposit.....  14, 34
Residual Account....................      33
Residual Cap Amount.................      33

                                       PAGE
                                      ------
Residual Event......................      32
Residual Receipts...................      38
Scheduled Payments..................      17
Securities Act......................      13
Series Supplement...................      12
Servicer............................      13
Servicer Advance....................      36
Servicer Fee........................      39
Servicer Fee Percentage.............      39
Servicing Charges...................      39
Special Tax Counsel.................      46
Stated Maturity Date................      26
Statistical Calculation Date........      21
Statistical Discount Rate...........      21
Terms and Conditions................      30
Trust Estate........................      15
Trustee.............................      12
UCC.................................      15
Underwriters........................      51
Underwriting Agreement..............      51
User................................      16

                                   APPENDICES

                                                                   PAGE
                                                                   ----
A    Global Clearance, Settlement and Tax Documentation            A-1
       Procedures................................................
B    Report of Independent Accountants for Advanta Leasing         B-1
       Receivables Corp. VIII....................................
C    Financial Statements of Advanta Leasing Receivables Corp.     C-1
       VIII......................................................
D    Notes to Advanta Leasing Receivables Corp. VIII Financial     D-1
       Statements................................................
E    Report of Independent Accountants for Advanta Leasing         E-1
       Receivables Corp. IX......................................
F    Financial Statements of Advanta Leasing Receivables Corp.     F-1
       IX........................................................
G    Notes to Advanta Leasing Receivables Corp. IX Financial       G-1
       Statements................................................

                                                                      APPENDIX A

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Equipment Receivables Asset-Backed Notes, Series 1999-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC (other than through accounts at Cedelbank or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global Securities will be credited to the securities custody accounts on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants (other than Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as depositories for Cedelbank and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedelbank Customers and/or Euroclear
Participants. Secondary market trading between Cedelbank Customers and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant (other than Citibank and Morgan as depositories for Cedelbank and Euroclear, respectively) to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank before settlement date 12:30. Cedelbank or Euroclear, as the case may be, will instruct Citibank or Morgan respectively, to receive the Global Securities against payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. Credit for the Global Securities will appear the next day (European time) and cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently from a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC Participant. The seller will send instructions to Cedelbank before settlement date 12:30. In these cases, Cedelbank or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following business day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Cedelbank Customer or Euroclear Participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law,
(i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that would revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these proposed regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
of Advanta Leasing Receivables Corp. VIII:

     We have audited the accompanying balance sheet of Advanta Leasing Receivables Corp. VIII (a Nevada corporation and wholly owned subsidiary of Advanta Business Services Corp.) as of May 13, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Advanta Leasing Receivables Corp. VIII as of May 13, 1999, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Philadelphia, Pa.,
  May 13, 1999

                     ADVANTA LEASING RECEIVABLES CORP. VIII

                      BALANCE SHEET -- AS OF MAY 13, 1999

                               ASSET
CASH........................................................  $1,000
                                                              ======

                        SHAREHOLDER'S EQUITY
SHAREHOLDER'S EQUITY:
  Common stock (authorized, 1,000 shares, $.01 par value,
     issued and outstanding, 1,000 shares)..................  $   10
  Additional paid-in capital................................     990
                                                              ------
          Total liabilities and shareholder's equity........  $1,000
                                                              ======

         The accompanying notes are an integral part of this statement.

                     ADVANTA LEASING RECEIVABLES CORP. VIII

                          NOTES TO FINANCIAL STATEMENT
                                  MAY 13, 1999

1.  NATURE OF OPERATIONS:

     Advanta Leasing Receivables Corp. VIII (the "Company"), a wholly owned subsidiary of Advanta Business Services Corp. ("ABSC"), was incorporated in the state of Nevada on May 5, 1999. The Company has been inactive since that date.

     The Company was organized to engage exclusively in the following business and financial activities: to acquire equipment described in certain equipment leases and to purchase equipment leases and lease receivables (collectively lease receivables) from ABSC and any of its affiliates; to issue and sell notes collateralized by any or all of its assets pursuant to one or more indentures between the Company and an indenture trustee; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Nevada law.

2.  CAPITAL CONTRIBUTION:

     ABSC purchased 1,000 shares of the common stock of the Company for $1,000 on May 13, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
of Advanta Leasing Receivables Corp. IX:

     We have audited the accompanying balance sheet of Advanta Leasing Receivables Corp. IX (a Nevada corporation and wholly owned subsidiary of Advanta Business Services Corp.) as of May 13, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Advanta Leasing Receivables Corp. IX as of May 13, 1999, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Philadelphia, Pa.,
  May 13, 1999

                      ADVANTA LEASING RECEIVABLES CORP. IX

                      BALANCE SHEET -- AS OF MAY 13, 1999

                               ASSET
CASH........................................................  $1,000
                                                              ======

                        SHAREHOLDER'S EQUITY
SHAREHOLDER'S EQUITY:
  Common stock (authorized, 1,000 shares, $.01 par value,
     issued and outstanding, 1,000 shares)..................  $   10
  Additional paid-in capital................................     990
                                                              ------
          Total liabilities and shareholder's equity........  $1,000
                                                              ======

         The accompanying notes are an integral part of this statement.

                      ADVANTA LEASING RECEIVABLES CORP. IX

                          NOTES TO FINANCIAL STATEMENT
                                  MAY 13, 1999

1.  NATURE OF OPERATIONS:

     Advanta Leasing Receivables Corp. IX (the "Company"), a wholly owned subsidiary of Advanta Business Services Corp. ("ABSC"), was incorporated in the state of Nevada on May 5, 1999. The Company has been inactive since that date.

     The Company was organized to engage exclusively in the following business and financial activities: to acquire equipment described in certain equipment leases and to purchase equipment leases and lease receivables (collectively lease receivables) from ABSC and any of its affiliates; to issue and sell notes collateralized by any or all of its assets pursuant to one or more indentures between the Company and an indenture trustee; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Nevada law.

2.  CAPITAL CONTRIBUTION:

     ABSC purchased 1,000 shares of the common stock of the Company for $1,000 on May 13, 1999.

                     ADVANTA LEASING RECEIVABLES CORP. VIII
                      ADVANTA LEASING RECEIVABLES CORP. IX
                                    ISSUERS

                        ADVANTA BUSINESS SERVICES CORP.
                            ORIGINATOR AND SERVICER

            EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 1999-1

 $[              ] [       %] Class A Equipment Receivables Asset-Backed Notes
 $[              ] [       %] Class B Equipment Receivables Asset-Backed Notes
 $[              ] [       %] Class C Equipment Receivables Asset-Backed Notes
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                       UNDERWRITERS OF THE CLASS A NOTES

                 UNDERWRITERS OF THE CLASS B AND CLASS C NOTES

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Class A notes, the Class B notes or the Class C notes in any state where the offer is not permitted.

     Dealers will deliver a prospectus when acting as underwriters of the Class A notes, the Class B notes or the Class C notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A, the
Class B or the Class C notes will deliver a prospectus until                ,
1999.

                                    PART II

ITEM 14.  Other Expenses of Issuance and Distribution.

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Statement Fee..................................  $278
Printing and Engraving Expenses.............................     *
Trustee's Fees and Expenses.................................     *
Legal Fees and Expenses.....................................     *
Blue Sky Fees and Expenses..................................     *
Accountants' Fees and Expenses..............................     *
Rating Agency Fees..........................................     *
Miscellaneous Fees and Expenses.............................     *
                                                              ----
          Total.............................................  $  *
                                                              ====

---------------
* To be provided by amendment.

ITEM 15.  Indemnification of Directors and Officers.

     Indemnification. Under the laws which govern the organization of the registrants, the registrants have the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

     Article VII of the By-laws of Advanta Business Services Corp. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities.

     Article XI of the By-laws of Advanta Leasing Receivables Corp. VIII provided that the corporation shall indemnify, in the manner and to the full extent permitted by law, any person who was or is a party to, or is threatened to be made a party to, any action, suit or proceeding, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise. To the full extent permitted by law, the indemnification shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

     Article XI of the By-laws of Advanta Leasing Receivables Corp. IX provided that the corporation shall indemnify, in the manner and to the full extent permitted by law, any person who was or is a party to, or is threatened to be made a party to, any action, suit or proceeding, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise. To the full extent permitted by law, the indemnification shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

     The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides that Advanta Business Services Corp. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the Securities Act of 1933 or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement or the Prospectus. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse Advanta Business Services Corp., Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in the Registration Statement or the Prospectus.

     Insurance. As permitted under the respective laws which govern the organization of Advanta Business Services Corp., Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX, the by-laws of each such corporation permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

ITEM 16.  Exhibits.

EXHIBIT  DESCRIPTION OF DOCUMENT
-------  -----------------------
 1.1     Form of Underwriting Agreement for the Offered Notes
 3.1.1   Certificate of Incorporation of Advanta Business Services
         Corp.
 3.1.2   Articles of Incorporation of Advanta Leasing Receivables
         Corp. VIII
 3.1.3   Articles of Incorporation of Advanta Leasing Receivables
         Corp. IX
 3.2.1   By-Laws of Advanta Business Services Corp.
 3.2.2   By-Laws of Advanta Leasing Receivables Corp. VIII
 3.2.3   By-Laws of Advanta Leasing Receivables Corp. IX
 4.1     Form of Master Facility Agreement
 4.2     Form of Series Supplement to Master Facility Agreement
 4.3     Form of Master Contribution and Sale Agreement
 4.4     Form of Supplement to Master Contribution and Sale Agreement
 5.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to validity
 8.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters
23.1     Consent of Orrick, Herrington & Sutcliffe LLP
23.2     Consent of Orrick, Herrington & Sutcliffe LLP
23.3     Consent of Arthur Andersen LLP
24.1     Powers of Attorney for Advanta Business Services Corp.
24.2     Powers of Attorney for Advanta Leasing Receivables Corp.
         VIII
24.3     Powers of Attorney for Advanta Leasing Receivables Corp. IX
25.1     Statement of Eligibility of Trustee (Form T-1)

ITEM 17.  Undertakings.

     Undertaking in respect of indemnification. Each of the undersigned, Advanta Business Services Corp., Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX (collectively, the "Registrants"), hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The Registrants hereby undertake:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrants, hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of its respective annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Advanta Business Services Corp., a Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Voorhees, State of New Jersey, on June 1, 1999.

                                          ADVANTA BUSINESS SERVICES CORP.,
                                          as Registrant

                                          By:          /s/ JOHN PARIS
                                            ------------------------------------
                                              Name: John Paris
                                              Title: Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS; that each person whose signature appears below constitutes and appoints John Paris, Cole Silver and Mark D. Shapiro, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including posteffective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 1, 1999 below by the following persons in the capacities with respect to Advanta Business Services Corp. indicated.

                      SIGNATURE                        TITLE
                      ---------                        -----

                  /s/ DENNIS ALTER                     Director
-----------------------------------------------------
                    Dennis Alter

                  /s/ GEORGE DEEHAN                    President and Chief Executive Officer, Advanta
-----------------------------------------------------    Leasing Services (principal executive
                    George Deehan                        officer)

                   /s/ JOHN PARIS                      Senior Vice President and Chief Financial
-----------------------------------------------------    Officer (principal financial officer and
                     John Paris                          principal accounting officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Advanta Leasing Receivables Corp. VIII, a Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Voorhees, State of New Jersey, on June 1, 1999.

                                          ADVANTA LEASING RECEIVABLES CORP. VIII

                                          By:          /s/ JOHN PARIS
                                            ------------------------------------
                                              Name: John Paris
                                              Title: President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Paris, Cole Silver, and Mark D. Shapiro, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for an in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 1, 1999 by the following persons in the capacities with respect to Advanta Leasing Receivables Corp. VIII indicated.

                      SIGNATURE                        TITLE
                      ---------                        -----

                  /s/ GEORGE DEEHAN                    Director
-----------------------------------------------------
                    George Deehan

                   /s/ JOHN PARIS                      President and Director (principal executive
-----------------------------------------------------    officer)
                     John Paris

                  /s/ MICHAEL COCO                     Chief Financial Officer and Director
-----------------------------------------------------    (principal financial officer and principal
                    Michael Coco                         accounting officer)

                   /s/ COLE SILVER                     Secretary and Director
-----------------------------------------------------
                     Cole Silver

                /s/ JANICE C. GEORGE                   Assistant Secretary and Director
-----------------------------------------------------
                  Janice C. George

              /s/ FRANCIS B. JACOBS, II                Director
-----------------------------------------------------
                Francis B. Jacobs, II

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Advanta Leasing Receivables Corp. IX, a Registrant, certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Voorhees, State of New Jersey, on June 1, 1999.

                                          ADVANTA LEASING RECEIVABLES CORP. IX

                                          By:          /s/ JOHN PARIS
                                            ------------------------------------
                                              Name: John Paris
                                              Title: President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Paris, Cole Silver and Mark D. Shapiro, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for an in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 1, 1999 by the following persons in the capacities with respect to Advanta Leasing Receivables Corp. IX indicated.

                      SIGNATURE                        TITLE
                      ---------                        -----

                  /s/ GEORGE DEEHAN                    Director
-----------------------------------------------------
                    George Deehan

                   /s/ JOHN PARIS                      President and Director
-----------------------------------------------------    (principal executive officer)
                     John Paris

                  /s/ MICHAEL COCO                     Chief Financial Officer and Director
-----------------------------------------------------    (principal financial officer and principal
                    Michael Coco                         accounting officer)

                   /s/ COLE SILVER                     Secretary and Director
-----------------------------------------------------
                     Cole Silver

                /s/ JANICE C. GEORGE                   Assistant Secretary and Director
-----------------------------------------------------
                  Janice C. George

              /s/ FRANCIS B. JACOBS, II                Director
-----------------------------------------------------
                Francis B. Jacobs, II

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION OF DOCUMENT
-------   -----------------------
  1.1     Form of Underwriting Agreement for the Offered Notes
  3.1.1   Certificate of Incorporation of Advanta Business Services
          Corp. (incorporated herein by reference to Exhibit 3.1 to
          Registration Statement on Form S-3 No. 333-38575 filed
          October 23, 1997)
  3.1.2   Articles of Incorporation of Advanta Leasing Receivables
          Corp. VIII
  3.1.3   Articles of Incorporation of Advanta Leasing Receivables
          Corp. IX
  3.2.1   By-Laws of Advanta Business Services Corp. (incorporated
          herein by reference to Exhibit 3.1 to Registration Statement on Form S-3 No. 333-38575 filed October 23, 1997)
  3.2.2   By-Laws of Advanta Leasing Receivables Corp. VIII
  3.2.3   By-Laws of Advanta Leasing Receivables Corp. IX
  4.1     Form of Master Facility Agreement
  4.2     Form of Series Supplement to Master Facility Agreement
  4.3     Form of Master Contribution and Sale Agreement
  4.4     Form of Supplement to Master Contribution and Sale Agreement
  5.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to validity
  8.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters
 23.1     Consent of Orrick, Herrington & Sutcliffe LLP (included in
          Exhibit 5.1)
 23.2     Consent of Orrick, Herrington & Sutcliffe LLP (included in
          Exhibit 8.1)
 23.3     Consent of Arthur Andersen LLP
 24.1     Powers of Attorney for Advanta Business Services Corp.
          (included on Page II-4)
 24.2     Powers of Attorney for Advanta Leasing Receivables Corp.
          VIII (included on Page II-5)
 24.3     Powers of Attorney for Advanta Leasing Receivables Corp. IX
          (included on Page II-6)
 25.1     Statement of Eligibility of Trustee (Form T-1)